                                                                    EXHIBIT 99.1



                              INVESTMENT AGREEMENT

                              DATED APRIL 28, 1999

                                      AMONG

                                ASC HOLDINGS LLC,

                              KOJAIAN HOLDINGS LLC

                                       AND

                                    JPE, INC.

                                     INDEX


RECITALS..........................................................................................................1
1.                Definitions.....................................................................................2
2.                Buyer Subscription of Shares...................................................................11
         2.1      Issuance, Purchase and Sale of Common Shares...................................................11
         2.2.     Issuance, Purchase and Sale of Preferred Shares................................................11
         2.3      Buyer Apportionment............................................................................11
3.                Shareholder Warrants...........................................................................11
         3.1      Issuance of Warrants...........................................................................11
         3.2      Target EBITDA Adjustment.......................................................................13
         3.3      Final Actual EBITDA Determination..............................................................13
4.                Adjustments Based on Bank Group Discharge......................................................14
         4.1      Bank Group Subscription of Shares..............................................................14
         4.2      Bank Group Warrants............................................................................15
         4.3      Buyer Subscription Adjustment..................................................................15
5.                Payment of Debt................................................................................15
6.                Actions to be Taken at the Closing and Thereafter..............................................16
         6.1      Closing Date...................................................................................16
         6.2      Actions to be Taken at the Closing on the Delivery Date........................................16
         6.3      Actions to be Taken on the Record Date.........................................................19
         6.4      Actions to be Taken on the Delivery Date.......................................................19
7.                Buyer's Representations and Warranties.........................................................19
         7.1      Organization; Power and Authority..............................................................19
         7.2      Authorization; Due Execution; No Conflicts.....................................................19
         7.3      Brokers........................................................................................20
         7.4      Ownership of Buyer.............................................................................20
         7.5      Survival.......................................................................................20
8.                JPE's Representations and Warranties...........................................................20
         8.1      Organization; Power and Authority; Authorization; Due Execution; No Conflicts..................20
         8.2      Title..........................................................................................21
         8.3      Properties and Improvements....................................................................21
         8.4      Assets.........................................................................................22
         8.5      Claims; Litigation; Compliance with Laws; Approvals............................................24
         8.6      Agreements; Contracts; Warranties..............................................................24
         8.7      Proprietary Rights.............................................................................25
         8.8      Employees; Employee Benefits...................................................................26
         8.9      Insurance......................................................................................28
         8.10     Net Sales......................................................................................29
         8.11     Financial Statements...........................................................................29
         8.12     Undisclosed Liabilities........................................................................29


         8.13     Tax Matters....................................................................................29
         8.14     Absence of Changes or Events...................................................................31
         8.15     Creditors......................................................................................31
         8.16     Environmental and Occupational Matters.........................................................32
         8.17     Subsidiaries...................................................................................33
         8.18     Capitalization.................................................................................33
         8.19     Bank Accounts..................................................................................34
         8.20     Guaranties.....................................................................................34
         8.21     Related Parties................................................................................34
         8.22     Accounts Receivable; Working Capital...........................................................34
         8.23     Brokers........................................................................................34
         8.24     Flips..........................................................................................35
         8.25     Construction Liens.............................................................................35
         8.26     Letters of Credit..............................................................................35
         8.27     Business Names.................................................................................35
         8.28     SEC Statements, Reports and Documents..........................................................35
         8.29     Shares.........................................................................................36
         8.30     Intercompany Debt..............................................................................36
         8.31     Certain Former Subsidiaries....................................................................37
         8.32     Disclosure.....................................................................................37
         8.33     Survival.......................................................................................37
9.                Covenants Pending the Closing and Delivery Date................................................37
         9.1      Conduct Through the Closing Date...............................................................37
         9.2      Approvals and Consents.........................................................................38
         9.3      Advice of Changes..............................................................................39
         9.4      Notice of Litigation...........................................................................39
         9.5      Access to Properties and Records; Inspection...................................................39
         9.6      Environmental Inspection.......................................................................39
         9.7      Preferred Shares...............................................................................40
         9.8      Other Actions..................................................................................40
10.               Title..........................................................................................40
         10.1     Title Commitment, Survey and Zoning............................................................40
         10.2     Objections to Title............................................................................41
11.               Conditions Precedent to the Obligation of the Parties to Close.................................41
         11.1     Buyer's Conditions Precedent...................................................................41
         11.2     JPE's Conditions Precedent.....................................................................43
         11.3     Mutual Conditions Precedent....................................................................44
12.               Default; Termination of Agreement..............................................................44
         12.1     Termination....................................................................................44
         12.2     Good Faith Costs...............................................................................45
         12.3     Break-Up Fee...................................................................................45
         12.4     Equitable Remedies.............................................................................46
         12.5     No Shop........................................................................................46


13.               Miscellaneous..................................................................................47
         13.1     Notices........................................................................................47
         13.2     No Waiver......................................................................................48
         13.3     Successors and Assigns.........................................................................48
         13.4     Severability...................................................................................48
         13.5     Entire Agreement; Amendment....................................................................49
         13.6     Cost of Litigation.............................................................................49
         13.7     Interpretation.................................................................................49
         13.8     Counterparts...................................................................................49
         13.9     Applicable Law; Venue..........................................................................49
         13.10    Expenses.......................................................................................49
         13.11    Further Assurances.............................................................................50
14.               Transaction Fee................................................................................50

EXHIBITS

Exhibit A - Warrant
Exhibit B - Resolutions
Exhibit C - Employment Agreement
Exhibit D - Legal Opinion (Dykema Gossett PLLC)
Exhibit E - Legal Opinion (Honigman Miller Schwartz and Cohn)


SCHEDULES

Schedule 3.2 - Target EBITDA
Schedule 5 - Debt
Schedule 7.3 - Brokers (ASC)
Schedule 8.1(c) - Debt Not Accelerated
Schedule 8.2(a) - Fee Properties
Schedule 8.2(b) - Leasehold Properties
Schedule 8.2(c) - Option Properties
Schedule 8.3 - Properties and Improvements
Schedule 8.3(e) - Approvals
Schedule 8.4(a) - Assets (Operating Condition)
Schedule 8.4(b) - Assets (Ownership)
Schedule 8.4(e) - Non-Real Estate Assets
Schedule 8.5(a) - Claims; Litigation
Schedule 8.5(b) - Investigations; Orders; Basis for Litigation
Schedule 8.6(a) - Agreements; Contracts; Warranties
Schedule 8.6(e) - Correspondence/Memoranda (General Motors/Ford/DaimlerChrysler)
Schedule 8.7 - Proprietary Rights
Schedule 8.8(a) - Employees
Schedule 8.8(b) - Employee Benefits
Schedule 8.9 - Insurance
Schedule 8.10 - Net Sales
Schedule 8.11 - Most Recent Financial Statements
Schedule 8.12 - Undisclosed Liabilities
Schedule 8.13 - Taxes Schedule 8.14 - Changes
Schedule 8.16 - Environmental Matters
Schedule 8.17 - Subsidiaries
Schedule 8.18(a) - Capitalization
Schedule 8.18(b) - Agreements regarding Capital Stock
Schedule 8.19 - Bank Accounts
Schedule 8.20 - Guaranties

Schedule 8.22 - Accounts Receivable
Schedule 8.23 - Brokers (Buyer)
Schedule 8.25 - Construction Liens
Schedule 8.27 - Business Names
Schedule 8.28 - SEC
Schedule 8.29 - Issued and Outstanding Shares Following the Closing
Schedule 8.30 - Intercompany Debt
Schedule 9.6(b) - Environmental Inspections
Schedule 10.1 - Title Commitments, Survey and Zoning
Schedule 15 - Directors' and Officers' Liability Insurance

                              INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT (this "Agreement") is made this 28th day of April, 1999, among (i) JPE, Inc., a Michigan corporation ("JPE"), and (ii) ASC Holdings LLC, a Michigan limited liability company ("ASC"), and Kojaian Holdings LLC, a Michigan limited liability company ("Kojaian") (ASC and Kojaian, together, "Buyer"). All capitalized terms used in this Agreement are either defined or referenced in Section 1 below.


                                    RECITALS

         A. JPE and the Subsidiaries are in the business of, among other things, developing, manufacturing, marketing and selling automotive components and parts to original equipment manufacturers and the after market.

         B. Buyer desires to invest in companies in the business of JPE and the Subsidiaries.

         C. Each of Buyer and JPE desire that Buyer invest in JPE by subscribing for and purchasing 9,441,420 newly issued Common Shares and 1,560,000 newly issued Preferred Shares (subject to certain adjustments) on the terms and conditions provided in this Agreement.

         D. In connection with Buyer's investment in JPE, each of JPE and Buyer desire that JPE issue to the holders of the common shares of capital stock of JPE on the Record Date, Warrants to purchase, on an aggregate basis, up to 345,163.50 Preferred Shares on the terms and conditions provided in this Agreement.

         E. In connection with Buyer's investment in JPE, each of JPE and Buyer desire that JPE, Buyer and the Bank Group enter into one or more agreements by which, among other things, some or all of the proceeds of Buyer's investment in JPE be used (with certain other funds) in the complete and final payment of the Debt on such terms and conditions as provided in such agreement (collectively, the "Bank Agreement").

         F. In connection with Buyer's investment in JPE, the parties have agreed to take certain other actions, all as described in this Agreement and in the Related Agreements.

         G. The Board of Directors of JPE and the members of each of ASC and Kojaian have approved the Transaction upon the terms of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Definitions. As used in this Agreement:

            "Accountants" is defined in Section 3.3(b) of this Agreement.

            "Accounts Receivable" means all accounts and notes receivable of the JPE Companies determined in accordance with GAAP and reflected on the books and records of the JPE Companies.

            "Actual EBITDA" is defined in Section 3.3(a) of this Agreement.

            "Adjusted Target EBITDA" is defined in Section 3.2 of this Agreement.

            "Affiliated Group" means any affiliated group as that term is defined in Code ss.1504(a) or any similar group.

            "Aggregate Warrants Exercise Price" is defined in Section 3.1(a)(i) of this Agreement.

            "Agreement" means this Investment Agreement.

            "Alternative Acquisition" means any tender or exchange offer, any proposal for a merger, consolidation or other business combination with any JPE Company, any proposal or offer to acquire in any manner an equity interest of 50% or more in any JPE Company, or any proposal or offer to acquire 50% or more of the business or Assets of any JPE Company by a party other than Buyer.

            "Approvals" means all zoning approvals and permits, environmental approvals, Environmental Permits, wetlands approvals, utility service and capacity permits, building permits and all other permits, licenses, approvals and authorizations required to allow the use of each Property in the manner currently used by JPE and the applicable Subsidiary.

            "ASC" is defined in the introductory paragraph of this Agreement.

            "ASC Owners" is defined in Section 7.4(a) of this Agreement.

            "Assets" means all of the assets of the JPE Companies, including Inventory, Accounts Receivable, Properties, Proprietary Rights and all other real, personal and intangible property of the JPE Companies, whether owned, leased or otherwise held by the JPE Companies.

            "Bank Agreement" is defined in Recital E of this Agreement.

            "Bank Discharge" is defined in Section 4.1 of this Agreement.

            "Bank Group" means all of the holders of the Debt (including, but not limited to GMACBC and all holders of the Debt for which Comerica Bank acts as agent); provided, however, that the "Bank Group" shall exclude GMACBC for all purposes under Section 4 of this Agreement.

            "Bank Group Subscription" is defined in Section 4.1 of this Agreement.

            "Bankruptcy Courts" means those federal bankruptcy courts possessing jurisdiction In the Matter of Plastic Trim, Inc., Case No. 98-56104, and In the Matter of Starboard Industries, Inc., Case No. 98-56099.

            "Buyer" is defined in the introductory paragraph of this Agreement.

            "Buyer's Consultant" is defined in Section 9.6(a) of this Agreement.

            "Buyer's Due Diligence Investigation" is defined in Section 9.5 of this Agreement.

            "Champion Costs" is defined in the definition of Working Capital.

            "Closing" means the consummation of this Transaction (other than the transactions to occur on the Record Date or the Delivery Date).

            "Closing Date" is the date on which the Closing takes place.

            "Closing Financial Statements" is defined in Section 8.11 of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended (or any successor thereto).

            "Common Shares" means the shares of JPE common capital stock.

            "Common Shares Subscription Price" is defined in Section 2.1 of this Agreement.

            "Debt" means the total outstanding debt obligations of the JPE Companies (whether or not accelerated) for borrowed money including but not limited to principal, accrued interest, prepayment penalties and charges and other amounts due and owing in respect thereof; all such debt obligations are set forth on Schedule 5 to this Agreement.

            "Deferred Intercompany Transaction" has the meaning set forth in Treasury Regulation ss.1.1502-13 of the Treasury Regulations in effect before July 12, 1995.

            "Delivery Date" means the day after the Record Date.

            "Divested Subsidiaries" is defined in Section 8.30 of this Agreement.

            "Divestitures" is defined in Section 8.31 of this Agreement.

            "EBITDA" means for any period, the consolidated net income (loss) of the JPE Companies for such period determined in accordance with GAAP consistently applied and following all accounting principles, practices and methods (to the extent in compliance with GAAP) set forth in the audited financial statements of the JPE Companies consistently applied, plus, without duplication, all amounts deducted in determining such net income on account of
(1) interest expense, (2) income tax expense or any expense for income taxes for any other party other than the JPE Companies, (3) depreciation and amortization expense, (4) any amounts paid or accrued by JPE with respect to the Champion Costs to the extent the Champion Costs are included in the calculation of the net income of the JPE Companies, (5) any management or consulting fees paid to Buyer, any affiliate of or entity related to Buyer, in excess of the sum of (a) $250,000, per year, plus (b) two percent (2%) of EBITDA (calculated first without this item) in excess of $32 million for the EBITDA Period, (6) all Transaction Costs to the extent included in the calculation of the net income of the JPE Companies, (7) write-offs of goodwill in excess of normal amortization,
(8) net changes in the aggregate Asset values resulting from purchase accounting for the Transaction that would otherwise negatively affect the calculation of EBITDA, (9) any costs attributed to employee benefit plans to the extent arising from the fact that such plans are part of a controlled group in respect of employees other than those of the JPE Companies, and (10) any amount paid to The Bank of Nova Scotia pursuant to the guarantee of JPE set forth on Schedule 8.12.

            "EBITDA Dispute" is defined in Section 3.3(b) of this Agreement.

            "EBITDA Period" is defined in Section 3.1(a)(ii) of this Agreement.

            "Eidswick" is defined in Section 3.3 of this Agreement.

            "Eidswick's Indemnifiable Claims" is defined in Section 3.3(g) of this Agreement.

            "Employment Agreement" is defined in Section 6.2(h) of this Agreement.

            "Employment Releases" is defined in Section 6.2(e) of this Agreement.

            "Environmental Information" is defined in Section 8.16(d) of this Agreement.

            "Environmental Inspection" is defined in Section 9.6(a) of this Agreement.

            "Environmental Laws" means any Law that relates to pollution (or the clean up of the environment), or the protection of air, surface water, groundwater, drinking water, land (surface or subsurface), human health, the environment or any other natural resource or the use, storage, recycling, treatment, generation, processing, handling, production or disposal of Hazardous Materials, including any such Laws enacted by the State in which JPE and each Subsidiary currently or historically has conducted business or owned, leased or otherwise operated property and regulations thereunder, together with all applicable federal Laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC ss.ss.9601 et seq. and 40 CFR ss.ss.302.1 et seq., and other regulations thereunder; the Federal Clean Air Act, as amended, 42 USC ss.ss.7401 et seq., and regulations thereunder; the Resource Conservation and Recovery Act, 42 USC ss.ss.6901 et seq., as amended, and regulations thereunder; and the Federal Water Pollution Control Act, 33 USC ss.ss.1251 et seq., as amended, and regulations thereunder.

            "Environmental Permits" is defined in Section 8.16(g) of this Agreement.

            "Environmental Report" is defined in Section 9.6(b) of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" is defined in Section 8.28 of this Agreement.

            "Fairness Opinion" is defined in Section 11.2(d) of this Agreement.

            "Fee Properties" is defined in Section 8.2 of this Agreement.

            "Fees and Costs" means reasonable legal (including attorneys' and legal assistants') fees, disbursements and costs; reasonable fees, disbursements and costs of third party consultants and experts; court costs; and similar expenses, costs and items.

            "Final Actual EBITDA" is defined in Section 3.3(e) of this Agreement.

            "Financial Statements" is defined in Section 8.11 of this Agreement.

            "GAAP" means generally accepted accounting principles, consistently applied.

            "GMACBC" means GMAC Business Credit, LLC.

            "Hazardous Materials" means asbestos-containing materials, mono- and polychlorinated biphenyls, urea formaldehyde products, radon, radioactive materials, any "hazardous substance", "hazardous waste", "pollutant", "toxic pollutant", "oil" or "contaminant" as such terms are used in, or defined pursuant to any Environmental Law, and any other substance, waste, pollutant, contaminant or material, including petroleum products and derivatives, the use, transport, disposal, storage, treatment, recycling, handling, discharge, Release, threatened Release, discharge or emission of which is regulated or governed now or in the future by any Environmental Law.

            "IAF" is defined in Section 8.30 to this Agreement.

            "Intercompany Transaction" has the meaning set forth in Treasury Regulation ss.1.1502-13 in effect on or after July 12, 1995.

            "Inventory" means all inventory existing on the Closing Date, wherever located, including, but not limited to, finished goods, work-in-process, supplies, raw materials, scrap, containers, consigned inventory, central, shared or common inventory, parts, spares, warehoused inventories and inventories covered by purchase orders.

            "JPE" is defined in the introductory paragraph of this Agreement.

            "JPE Determination" is defined in Section 3.3(a) to this Agreement.

            "JPE Canada" is defined in Section 8.30 of this Agreement.

            "JPE Company" means JPE or any Subsidiary.

            "JPE Companies" means JPE and all the Subsidiaries.

            "JPE Reports" is defined in Section 8.28 of this Agreement.

            "Kojaian" is defined in the introductory paragraph of this Agreement.

            "Kojaian Owners" is defined in Section 7.4(b) of this Agreement.

            "Laws" means all applicable federal, State, county, municipal and local (1) Constitutions, statutes, laws, rules, regulations, codes and ordinances (including zoning and other rules and regulations and building and other codes) and (2) case law, court or administrative orders, judgments or decrees, binding opinions of an attorney general and common law and equitable decisions and doctrines.

            "Leasehold Properties" is defined in Section 8.2 of this Agreement.

            "Letter of Intent" means the Letter of Intent between Buyer and JPE dated February 18-19, 1999, as amended by a letter agreement dated April 1-2, 1999, and any further amendments thereto.

            "MBCA" means the Michigan Business Corporation Act.

            "Marketable Title" shall be determined by the applicable title standards adopted by the authority of the State bar in which the applicable Property is located and applicable Law.

            "Material Contracts" means (1) all of the agreements set forth on
Schedule 8.6 and (2) any agreements or commitments (including, but not limited to, credit agreements, debt instruments, letters of credit, supply agreements, distribution agreements, confidentiality agreements, purchase orders, production agreements, employment agreements, licenses, leases, mortgages, deeds of trusts, purchase agreements, sale agreements, indemnification agreements, service agreements, rental agreements, vendor agreements, customer agreements, software agreements and all other agreements and commitments (whether written or otherwise), to which any JPE Company is a party pursuant to which any party to such agreement or commitment is required to spend more than $50,000 in the aggregate in any twelve month period.

            "Most Recent Balance Sheets" means the balance sheets contained within the Most Recent Financial Statements.

            "Most Recent Financial Statements" means, as of the date of this Agreement, the Financial Statements for the period ended March 31, 1999, and, as of the Closing Date, also includes the Closing Financial Statements.

            "Other Documents" is defined in Section 8.32 of this Agreement.

            "Permitted Land Exceptions" is defined in Section 10.1(a) of this Agreement.

            "Plans" is defined in Section 8.8(b)(i) of this Agreement

            "Plastic Trim" means Plastic Trim, Inc., an Ohio corporation.

            "Preferred Shares" means the shares of preferred capital stock of JPE, each share possessing all rights and privileges (including voting, distribution and dividend rights) equal to 50 Common Shares, all as provided by the Resolutions.

            "Preferred Shares Subscription Price" is defined in Section 2.2 of this Agreement.

            "Properties" means all of the real properties, and improvements thereon and fixtures, equipment and other personal property attached thereto, owned, leased, occupied or used by each of the JPE Companies, and all real properties that any JPE Company has the right to acquire pursuant to a purchase agreement, option agreement or otherwise, including land and all manufacturing, engineering, warehouse, office and other facilities located thereon; and water, improvements, soil and vegetation on and under, and the air over, the surface of the Properties, together with:

            (a) all easements, permits, licenses, utility agreements and rights of way appurtenant thereto, and air, mineral and riparian rights and all tenements, hereditaments, privileges and appurtenances thereto belonging or in any way appertaining thereto;

            (b) any land lying in the bed of any street, road or avenue, open or proposed, at front of or adjoining the Properties to the centerline thereof and any unpaid award for damage to the Properties by reason of grade of any street;

            (c) all leases to tenants and security deposits held in connection therewith; and

            (d) all plans and specifications for improvements thereto and any contracts, warranties and guaranties, if any, with regard thereto.

            "Proprietary Rights" means all the intellectual property rights (including rights to know-how, inventions, trade secrets, confidential business information, ideas, formulas, techniques, processes, industrial and utility models, technologies, compositions, technical data, industrial models, engineering and production processes and techniques, patents, patent applications, mask works, names, marks, symbols, trademarks, trade names, service marks, copyrights and logos) owned, licensed or used by or connected with any of the JPE Companies.

            "Record Date" means the fifteenth day following the date of the Closing (or, if such day is a holiday in the State of Michigan or a day on which banks are authorized to close, then such date shall be the next day which in the State of Michigan is not a holiday or on which banks are authorized to close).

            "Related Agreements" means all written agreements, other than this Agreement, that are executed and delivered by Buyer or JPE pursuant to this Agreement or in connection with this Transaction, regardless of whether such other agreements are expressly referred to in this Agreement.

            "Release" means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, depositing and placing of any

Hazardous Material, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material.

            "Resolutions" is defined in Section 9.7 of this Agreement.

            "SEC" is defined in Section 8.28 of this Agreement.

            "Security Interest" means any interest in personal or real property or fixture that secures payment or performance of an obligation.

            "Shareholders" means the holders of the common shares of JPE on the Record Date.

            "Shares" are the shares of capital stock of JPE of all classes.

            "Starboard" means Starboard Industries, Inc., a Michigan corporation.

            "Subscribed Shares" means all of the Common Shares and Preferred Shares to be purchased by Buyer pursuant to Section 2 of this Agreement.

            "Subscribed Common Shares" means all of the Common Shares to be purchased by Buyer pursuant to Section 2.1 of this Agreement.

            "Subscribed Preferred Shares" means all of the Preferred Shares to be purchased by Buyer pursuant to Section 2.2 of this Agreement.

            "Subscription Price" means the Common Shares Subscription Price plus the Preferred Shares Subscription Price.

            "Subsidiaries" means Plastic Trim; Starboard; SAC Corporation, a Michigan corporation; Dayton Parts, Inc., a Michigan corporation; JPE Finishing, Inc., an Ohio corporation; API/JPE, Inc., a Missouri corporation; Brake, Axle and Tandem Company Canada Inc., a Canadian corporation; Fastener Acquisition, Inc., a Michigan corporation; JPE Canada Inc., a Canadian corporation, and all other direct or indirect subsidiaries of JPE.

            "Target EBITDA" is defined in Section 3.1(a)(ii)(A).

            "Tax" means any federal, State, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, intangibles, documentary or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and shall include any transferee liability in respect of any and all of the above.

            "Tax Authority" includes the Internal Revenue Service and any federal, State, county, municipal, local, foreign or other governmental authority (domestic or foreign) responsible for the administration of any Tax.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement, including any schedule or attachment thereto, and including any amendment thereof required to be filed with, or where none is required to be filed with a Tax Authority, the statement or other document issued by, a Tax Authority in connection with, any Tax.

            "Title Company" is defined in Section 10.1(a) of this Agreement.

            "Transaction" is the subscription of the Subscribed Shares by Buyer and all related transactions as provided for and contemplated by this Agreement and the Related Agreements.

            "Transaction Costs" means all fees, expenses and charges (including Fees and Costs) accrued or incurred, paid or unpaid, by the JPE Companies, without duplication, in connection with or related to the Transaction, including such fees, expenses and charges to (a) CIBC Oppenheimer Corp. and Roney & Co.,
(b) bankruptcy counsel in connection with the bankruptcies of Plastic Trim and Starboard, (c) counsel of the Bank Group required by the Bank Group to be paid by JPE, (d) members of the Bank Group incurred in connection with any prepayment penalty or acceleration costs or expenses in connection with the payment of the Debt pursuant to Section 5 of this Agreement, and (e) Dykema Gossett PLLC and other counsel engaged by JPE.

            "Treasury Regulation" means any regulation promulgated under the Code.

            "Underground Storage Tank" means any container and any related piping and material handling equipment of which any portion is located below the level of the soil at any Property that contains or stores (or was or is intended to contain or store) Hazardous Materials, unless all containers, piping and related material handling equipment is fully exposed and located in the basement of a building at such Property.

            "Underlying Documents" is defined in Section 10.1(a) of this Agreement.

            "Warrant Exercise Period" is defined in Section 3.1(c) of this Agreement.

            "Warrants" is defined in Section 3.1 of this Agreement.


            "Working Capital" means, in connection with the JPE Companies, on a consolidated net basis, immediately before the closing (1) an amount equal to the difference between consolidated current Assets minus consolidated current liabilities plus (2) $70 million. Current liabilities for purposes of Working Capital shall include (a) the Debt minus the Bank Discharge, (b) the Transaction Costs not paid prior to the Closing and not otherwise included in current liabilities, (c) $500,000 to satisfy the contingent obligations of JPE with respect to Champion Plastics, Inc. (the "Champion Costs"), and (d) the amount of the guarantee of JPE to The Bank of Nova Scotia unless such guarantee is discharged prior to the Closing.

         2. Buyer Subscription of Shares.

            2.1 Issuance, Purchase and Sale of Common Shares. Subject to the terms and conditions of this Agreement, at the Closing, in accordance with
Section 2.3 below, Buyer shall subscribe for and purchase, and JPE shall issue, sell, convey and deliver to Buyer, a total of 9,441,420 Common Shares for an aggregate purchase price of $1,986,725.83 (the "Common Shares Subscription Price"). Notwithstanding the foregoing, the effective date of the subscription set forth in this Section 2.1 shall be the Delivery Date and Buyer shall not be a Shareholder on the Record Date.

            2.2. Issuance, Purchase and Sale of Preferred Shares. Subject to the terms and conditions of this Agreement, at the Closing, in accordance with
Section 2.3 below, Buyer shall subscribe and purchase, and JPE shall issue, sell, convey and deliver to Buyer, 1,560,000 Preferred Shares for an aggregate purchase price of $16,413,274.17 (the "Preferred Shares Subscription Price").

            2.3 Buyer Apportionment. Each of ASC and Kojaian shall subscribe for 50% of each class of the Subscribed Shares and deliver 50% of the Subscription Price.


         3. Shareholder Warrants.

            3.1 Issuance of Warrants. Subject to the terms and conditions of this Agreement, on the Record Date, JPE shall (through a dividend) issue to each Shareholder warrants in the form of Exhibit A to this Agreement (the "Warrants") granting each such Shareholder the right to purchase Preferred Shares of JPE as set forth below.

            (a)(i) On the Record Date, JPE shall issue (through a dividend) to the Shareholders (as a whole) Warrants to purchase an aggregate of 345,163.50 Preferred Shares for an aggregate purchase price of $3,450,000 (the "Aggregate Warrants Exercise Price").

         (ii) Notwithstanding the foregoing, the Aggregate Warrants Exercise Price is subject to the following adjustments:

              (A) In the event that the Final Actual EBITDA of the JPE Companies is in excess of $34.3 million (the "Target EBITDA") for the two year period following the Closing (the "EBITDA Period"), then the Aggregate Warrants Exercise Price shall be reduced by $1.00 for each $2.00 increment by which the Target EBITDA is exceeded.

              (B) In the event that during the period from the Closing Date to the date on which the Shareholders receive notice of the Final Actual EBITDA, one or more of the JPE Companies expend funds on remediation in connection with any environmental condition at one or more of the Properties (whether or not such condition would constitute a breach of Section 8.16 below), including any remediation required by, pursuant to or in connection with any Environmental Law, then the Aggregate Warrants Exercise Price shall be increased by $.75 for each $1.00 of direct and indirect costs, expenses and fees (including Fees and Costs) in excess of $250,000 that are spent by the JPE Companies on such remediation, provided that in no event shall the Aggregate Warrants Exercise Price be increased by more than $1,000,000 pursuant to this
         Section 3.1(a)(ii)(B).

              (C) In the event that the Bank Group receives Warrants pursuant to
         Section 4.2 below, the Aggregate Warrants Exercise Price shall be the aggregate exercise price for all of the Warrants in the aggregate issued to the Shareholders pursuant to Section 3.1 and the Bank Group pursuant to Section 4.2 below, and, therefore, the exercise price for any individual Warrant shall be determined by dividing the Aggregate Warrants Exercise Price (including any adjustments pursuant to this Section 3.1(a) and Section 3.2 below), by the aggregate number of Warrants issued to the Shareholders and the Bank Group.

         (b) If required by applicable Law, Buyer will effect a registration of the Preferred Shares to be issued pursuant to the Warrants under applicable securities Laws prior to the expiration of the EBITDA Period.

         (c) The Warrants shall only be exercisable for the ninety (90) day period beginning on the date on which JPE provides the Shareholders notice of the Final Actual EBITDA after the JPE Determination (the "Warrant Exercise Period").

         (d) Each Shareholder shall receive the number of Warrants equal to such Shareholder's pro rata percentage of his or her ownership of the Shares on the Record Date.

            3.2 Target EBITDA Adjustment. The Target EBITDA shall be equitably adjusted in the event of the occurrence after the Closing of any of the following events: (a) a material disposition of Assets, or a business, of any of the JPE Companies (whether by asset sale, stock sale, investment agreement, merger or otherwise) to a third party, (b) a material acquisition of the assets or a business (whether by asset purchase, stock purchase, investment agreement, merger or otherwise) of a business or an entity (other than a JPE Company), (c) capital expenditures exceeding $11.5 million in the aggregate by the JPE Companies and (d) the transfer of some or all of the Proprietary Rights of any JPE Company to Buyer and the concurrent or subsequent payment of licensing fees by such JPE Company to Buyer (the Target EBITDA, after adjustment under this Section 3.2, the "Adjusted Target EBITDA"). The Target EBITDA was calculated in accordance with Schedule 3.2 to this Agreement.

            3.3    Final Actual EBITDA Determination.

            (a) As soon as practical following the EBITDA Period, the EBITDA for the EBITDA Period (the "Actual EBITDA") and the Adjusted Target EBITDA shall be determined by JPE's certified public accountants after consultation with Richard Eidswick or, in the event of his death or disability at the time, PricewaterhouseCoopers (Eidswick or PricewaterhouseCoopers, "Eidswick"). As soon as practicable, JPE shall provide Eidswick with JPE's analysis and determination of the Actual EBITDA and the Adjusted Target EBITDA (the "JPE Determination"). The JPE Determination shall be fully binding and conclusive twenty (20) days after delivery of the JPE Determination to Eidswick unless the provisions of
Section 3.3(b) below apply. Eidswick shall be given full access to all information and documentation under JPE's control regarding the calculation of the JPE Determination as Eidswick reasonably requests.

            (b) In the event that Eidswick provides JPE with written notice of a good faith objection to the JPE Determination specifying the details of the objection within twenty (20) days of JPE providing notice to Eidswick of the JPE Determination, which objection, if accepted, would adjust the Actual EBITDA or the Adjusted Target EBITDA by an amount equal to 10% of the amount set forth in the JPE Determination (an "EBITDA Dispute"), such EBITDA Dispute shall be submitted for a final binding resolution to a nationally-recognized firm of certified public accountants (the "Accountants") mutually acceptable to JPE and Eidswick.

            (c) In the event Eidswick and JPE are unable to agree on the Accountants pursuant to Section 3.2(b) above, each of Eidswick and JPE shall choose one nationally-recognized firm of certified public accountants (other than PricewaterhouseCoopers or Ernst & Young LLP), and such firms shall choose a third nationally-recognized firm of certified public accountants (other than PricewaterhouseCoopers or Ernst & Young LLP) to whom the EBITDA Dispute shall be submitted. In the event either party fails to select such a nationally-recognized firm of certified public accountants within twenty (20) days of the delivery of Eidswick's notice of objection, then the matter shall be resolved by such accountants selected by the other party. In the event that both parties select accountants and such accountants are, within twenty (20) days of selection, unable to agree on the Accountants to whom the dispute shall be submitted, the Accountants shall be selected by the President of the American Arbitration Association (who, under no circumstance, shall choose PricewaterhouseCoopers or Ernst & Young LLP).

            (d) The Accountants (whether selected pursuant to Section 3.2(b) or 3.2(c) above) shall resolve the EBITDA Dispute by determining the Actual EBITDA and the Adjusted Target EBITDA within sixty (60) days of submission, all in accordance with this Agreement and GAAP.

            (e) The JPE Determination (in the event such determination is binding pursuant to Section 3.3(b) above) or the decision of the Accountants (in the event that an EBITDA Dispute is resolved pursuant to Section 3.3(d) above) (the applicable calculation, the "Final Actual EBITDA"), (i) shall be binding on and non-appealable and incontestable by JPE, Buyer and Eidswick; (ii) shall not be subject to collateral attack for any reason absent manifest error, perjury or misconduct and (iii) shall have the same effect as an arbitration pursuant to Michigan Compiled Law ss.600.5001. A judgment of any Michigan Circuit Court may be rendered upon the final determination of the Final Actual EBITDA and Adjusted Target EBITDA made pursuant to this Section 3.3.

            (f) JPE shall pay Eidswick and the Accountants all reasonable fees, costs and expenses incurred in connection with this Section 3.3.

            (g) JPE shall indemnify and hold Eidswick harmless against any damages, penalties, fines, liabilities, claims, losses and expenses (including Fees and Costs) that may be incurred by Eidswick in connection with Eidswick's performance of Eidswick's obligations under this Section 3.3 ("Eidswick's Indemnifiable Claims"); provided, however, that JPE shall have no such obligations under this Section 3.3(g) in the event Eidswick's Indemnifiable Claims arise from Eidswick's purposeful malfeasance, recklessness or gross negligence.

         4. Adjustments Based on Bank Group Discharge.

            4.1 Bank Group Subscription of Shares. Subject to the terms and conditions of this Agreement, if the Bank Group, pursuant to a binding Bank Agreement fully executed and delivered prior to or at the Closing, forgives, extinguishes, releases and discharges an amount of the Debt that would otherwise be due and outstanding without payment by JPE (a "Bank Discharge") equal to $17.0 million, at the Closing, JPE shall issue, sell, convey and deliver to the Bank Group 23,010.90 Preferred Shares for an aggregate purchase price of $1,000 pursuant to a subscription agreement reasonably acceptable to Buyer, JPE and the Bank Group (the "Bank Group Subscription"). If the Bank Group Discharge is for an amount less than $12 million, the Bank Group shall receive no Preferred Shares pursuant to this Section 4.1. If the Bank Discharge is for an amount above $12 million, the Bank Group Subscription shall be for the number of Preferred Shares equal to (a) a number that is equal to the amount of dollars the Bank Discharge exceeds $12 million multiplied by (b) a fraction, the numerator of which is 23,010.90 and the denominator of which is 5.0 million.

            4.2 Bank Group Warrants. If the Bank Group Discharge is for an amount equal to $17.0 million, JPE shall issue to the Bank Group (for no other consideration) Warrants granting the Bank Group the right to purchase up to 86,290.88 Preferred Shares. If the Bank Group Discharge is for an amount no more than $12 million, the Bank Group shall receive no Warrants pursuant to this
Section 4.2. If the Bank Group Discharge is for an amount above $12 million, the Bank Group shall receive (for no other consideration) Warrants granting the Bank Group the right to purchase the number of Preferred Shares equal to (a) a number that is the number of dollars the Bank Discharge exceeds $12 million multiplied by (b) a fraction, the numerator of which is 86,290.88 and the denominator of which is 5.0 million. The exercise price for the Warrants granted to the Bank Group pursuant to this Section 4.2 shall be calculated as set forth in Section 3.1(a)(ii)(C) above.

            4.3 Buyer Subscription Adjustment. If the Bank Group subscribes for 23,010.90 Preferred Shares pursuant to Section 4.1 above, the number of Preferred Shares to be subscribed for by Buyer, and issued, sold, conveyed and delivered pursuant to Section 2.2 above by JPE to Buyer, at the Closing, shall be increased by 437,207.10 Preferred Shares (for an aggregate total of 1,997,207.12 Preferred Shares issued to Buyer) with no adjustment to the Preferred Shares Subscription Price. If the Bank Group subscribes for no Preferred Shares pursuant to Section 4.1 above, the number of Preferred Shares to be subscribed for by Buyer, and issued, sold, conveyed and delivered pursuant to Section 2.2 by JPE to Buyer, shall remain as set forth in Section 2.2 (i.e., 1,560,000 Preferred Shares) with no adjustment to the Preferred Shares Subscription Price. If the Bank Group subscribes for one or more Preferred Shares, the number of Preferred Shares to be subscribed for by Buyer, and issued, sold, conveyed and delivered pursuant to Section 2.2 by JPE to Buyer shall be increased (with no adjustment to the Preferred Shares Subscription Price) by the product of (a) nineteen (19) multiplied by (b) the number of Preferred Shares subscribed for by the Bank Group pursuant to Section 4.1 above.

         5. Payment of Debt. At the Closing, JPE shall, pursuant to the Bank Agreement, pay-off the Debt (minus the Bank Discharge) pursuant to written "pay-off" letters and instructions from the Bank Group in form reasonably acceptable to Buyer, stating the amounts necessary to fully repay the Bank Group for such Debt as of the Closing Date and to receive a final binding extinguishment, release and discharge of all indebtedness, obligations and liabilities of, and connected to, the Debt (including the Bank Discharge), including all mortgages, deeds of trust, Security Interests, pledges, charges, liens, encumbrances, claims and any other restrictions of any kind or nature on the Assets of each JPE Company, as of the Closing (including all prepayment penalties and charges).

         6. Actions to be Taken at the Closing and Thereafter.

            6.1 Closing Date. The Closing shall take place at the offices of Buyer's counsel at 10:00 a.m. on April 30, 1999 or such prior business day as is designated by Buyer by five days' notice to JPE. If any of the conditions precedent to Buyer's obligation to close this Transaction set forth in Sections
11.1 and 11.3 below are not satisfied on the scheduled Closing Date and Buyer does not wish to waive such condition, Buyer may, at its sole discretion, on at least 24 hours' notice to JPE, reschedule the Closing for another date (which must be a business day) not later than June 30, 1999; Buyer shall have the ability to reset the Closing Date pursuant to this sentence as often as it deems necessary.


            6.2    Actions to be Taken at the Closing .

            (a) At the Closing, JPE shall deliver to Buyer certificates for the Subscribed Preferred Shares, together with such other documents as Buyer may reasonably request in order to issue to Buyer or evidence the issuance to Buyer of full title to such Subscribed Preferred Shares, free and clear of any lien, Security Interest, pledge, charge, encumbrance or restriction of any kind or nature.

            (b) At the Closing, JPE shall deliver to the Bank Group (if applicable) the number of Warrants as provided in Section 4 above, free and clear of any liens, Security Interests, pledges, charges, encumbrances or restrictions of any kind or nature other than as provided in the Warrants.

            (c) At the Closing, JPE shall deliver to Buyer the following documents:

                   (1) Certified resolutions of its Board of Directors
            authorizing the execution, delivery and consummation of this Agreement and each Related Agreement to which JPE is a party.

                   (2) A certificate executed by an officer of JPE, dated as of the Closing Date and in form and substance reasonably acceptable to Buyer, certifying as to JPE's compliance as of the Closing Date with each of its agreements, representations, warranties and covenants under this Agreement and the Related Agreements to which JPE is a party.

                   (3) With respect to each JPE Company, a copy of its Articles of Incorporation (certified by an appropriate State official as of a date within thirty (30) days of the Closing Date), Bylaws and documents (each certified by an appropriate State official as of the Closing Date or, if dated before the Closing Date, updated by facsimile on the Closing Date) showing that it is duly incorporated and is in good standing in its State of incorporation and is qualified to do business in and in good standing in each jurisdiction in which such qualification and good standing is necessary under applicable Law.

                   (4) A certificate of the Secretary or an Assistant Secretary of JPE attesting as to the incumbency of each officer who executes this Agreement or a Related Agreement.

                   (5) The written resignations (effective as of the end of
            business on the Closing Date) of such officers and directors of each JPE Company as may be required by Buyer at least three (3) business days before the Closing Date, or documentation and indemnities in form and substance satisfactorily to Buyer as to the removal, consistent with law, of any non-resigning officer or director so required.

                   (6) Such additional information and materials as Buyer may have reasonably requested.

            (d) At the Closing, each of ASC and Kojaian shall deliver to JPE the following documents:

                   (1) Certified resolutions of its members authorizing the
            execution and delivery of this Agreement and each Related Agreement to which it is a party.

                   (2) A copy of its Articles of Organization (certified by an appropriate State official as of a date within thirty (30) days of the Closing Date), and its Operating Agreement and documents (each certified by an appropriate State official as of the Closing Date or, if dated before the Closing Date, updated by facsimile on the Closing Date) showing that it is duly incorporated and in good standing in the State of Michigan and is qualified to do business in the State of Michigan.

                   (3) A certificate of its Secretary or an Assistant Secretary attesting as to the incumbency of each member or authorized person who executes this Agreement or a Related Agreement on its behalf.

                   (4) Evidence of the complete payment, satisfactory release and discharge of the Debt pursuant to Section 5 above.

                   (5) Such additional documents, information and materials as
            JPE may reasonably request.

            (e) At the Closing, JPE shall provide Buyer with evidence satisfactory to Buyer that (1) the stock option agreements and employment and consulting agreements between JPE (and each Subsidiary (if applicable)) and each of Richard Chrysler, President and Chief Executive Officer of JPE, and Richard Eidswick, Chairman of JPE, have been terminated and rendered null and void and that a release has been executed between JPE (and each Subsidiary (if applicable)) and Buyer, on the one hand, and each of Richard Chrysler and Richard Eidswick, on the other hand, releasing both JPE (and each Subsidiary (if applicable)) and Buyer from any liabilities or obligations stemming from the termination of the employment and consulting agreements and stock option agreements, in form satisfactory to Buyer in its sole discretion (the "Employment Releases").

            (f) At the Closing, Buyer shall pay the Subscription Price by immediately available funds wired in accordance with wire instructions provided by JPE.

            (g) At the Closing, JPE and Buyer shall execute and deliver such other documents and certificates as are required by the terms of this Agreement (including the conditions precedent set forth in Section 11 below) and the Related Agreements (including all governmental and third party consents or as may be reasonably requested by the other party).

            (h) At the Closing, Richard Chrysler and Buyer shall enter into an employment agreement in the form of Exhibit C to this Agreement (the "Employment Agreement").

            (i) At the Closing, Buyer shall provide JPE evidence that upon Closing financing is available to the JPE Companies in an amount no less than $51.6 million; provided, however, that such financing may be subject to the satisfaction of the conditions precedent in Sections 11.1 and 11.3 below and the conditions precedent required by the lenders of such financing.

            (j) At the Closing, (i) JPE shall deliver to the Bank Group certificates for the Preferred Shares subscribed for pursuant to Section 4.1 above, together with such other documents as the Bank Group may reasonably request in order to issue to the Bank Group or evidence the issuance to the Bank Group of full title to such Preferred Shares, free and clear of any lien, Security Interest, pledge charges encumbrance or restriction of any kind or nature and (ii) the Bank Group shall deliver to JPE $1,000 as payment for such Preferred Shares.

            6.3 Actions to be Taken As of the Record Date. As of the Record Date, JPE shall issue to the Shareholders (as a dividend) the number of Warrants as provided in Section 3 above, free and clear of any liens, Security Interests, pledges, charges, encumbrances or restrictions of any kind or nature other than as provided in the Warrants.

            6.4 Actions to be Taken on the Delivery Date. On the Delivery Date, JPE shall deliver certificates for the Subscribed Common Shares, together with such other documents as Buyer may reasonably request in order to issue to Buyer or evidence the issuance to Buyer of full title to such Subscribed Common Shares, free and clear of any lien, Security Interest, pledge, charge, encumbrance or restriction of any kind or nature.


         7. Buyer's Representations and Warranties. Buyer represents and warrants to JPE as follows, as of the date of this Agreement and as of the Closing Date:

            7.1 Organization; Power and Authority. Each of ASC and Kojaian is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Michigan, and has the limited liability company power and authority to enter into this Agreement and the Related Agreements and to consummate the Transaction.

            7.2    Authorization; Due Execution; No Conflicts.

            (a) This Agreement and each Related Agreement has been duly authorized by all necessary action on the part of each of ASC and Kojaian. Upon the execution and delivery by ASC and Kojaian of this Agreement and the Related Agreements (as applicable), this Agreement and the Related Agreements (as applicable) shall each constitute the legal, valid and binding obligation of each of ASC and Kojaian, enforceable against each in accordance with its terms.

            (b) The execution, delivery and performance of this Agreement and the Related Agreements by each of ASC and Kojaian shall not (1) constitute a breach or violation of (A) either ASC's or Kojaian's Articles of Organization or Operating Agreement, (B) any Law or (C) any material agreement, indenture, deed of trust, mortgage, loan agreement or other material instrument to which either ASC or Kojaian is a party or to which either is bound; or (2) constitute a violation of any order, judgment, opinion of an attorney general or decree to which either ASC or Kojaian is a party or by which either of their assets are bound or affected.

            7.3 Brokers. Except as set forth on Schedule 7.3 to this Agreement, Buyer (1) has not dealt with any broker or finder in connection with this Transaction; (2) has not caused or created any liability to any broker or finder in connection with this Transaction; and (3) is not aware of any claim from any third party that it is entitled to brokerage, finders or other similar fees in connection with this Transaction.

            7.4    Ownership of Buyer.

            (a) ASC is wholly owned by Heinz C. Prechter and David L. Treadwell (the "ASC Owners").

            (b) Kojaian is wholly owned by Mike Kojaian and C. Michael Kojaian (the "Kojaian Owners").

            (c) Subject to the terms and conditions of this Agreement, upon the consummation of the Transaction, each of ASC and Kojaian (or their applicable successors or assigns pursuant to Section 13.3 below) shall own 50% of each class of the Subscribed Shares.

            (d) No shareholders or similar agreement exists between or among ASC, Kojaian, the ASC Owners and/or the Kojaian Owners whereby either ASC and/or the ASC Owners, on the one hand, or Kojaian and/or the Kojaian Owners, on the other hand, have the right to designate, elect or appoint a majority of the members of the JPE Board of Directors.

            7.5    Survival. The representations and warranties set forth in
Section 7 shall expire after the consummation of the Closing.

         8. JPE's Representations and Warranties. JPE represents and warrants to Buyer as follows, as of the date of this Agreement and as of the Closing Date:

            8.1 Organization; Power and Authority; Authorization; Due Execution; No Conflicts.

            (a) Each JPE Company (1) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of its incorporation, and (2) has the corporate power and authority to (A) own, operate and lease the Assets it owns, operates and leases, (B) carry on its business as it is now being conducted, (C) enter into this Agreement and the Related Agreements to which it is a party and (D) consummate the Transaction. JPE has delivered to Buyer true and correct copies of the corporate charter and Bylaws of each JPE Company.

            (b) This Agreement and each Related Agreement to which JPE is a party has been duly authorized by all necessary corporate action on JPE's part. Upon the execution and delivery of this Agreement and the Related Agreements, this Agreement and each Related Agreement shall constitute the legal, valid and binding obligation of JPE, enforceable against JPE, in accordance with their respective terms.

            (c) JPE's execution, delivery and performance of this Agreement and the Related Agreements shall not (1) constitute a breach or violation of (A) the corporate charter or Bylaws of any JPE Company, (B) any Law or (C) assuming the satisfaction of the conditions in Section 11 below, any Material Contract;
(2) assuming the satisfaction of the conditions in Section 11 below, constitute a violation of any order, opinion of an attorney general, judgment or decree to which any JPE Company is a party or by which the Assets of any JPE Company is bound or affected; (3) except as set forth on Schedule 8.1(c), result in the acceleration of any material Debt owed by any JPE Company that will not be discharged, released, paid-off, forgiven or extinguished pursuant to Section 5 above; or (4) result in the creation of any lien, charge or encumbrance upon the currently outstanding shares of any JPE Company, the Subscribed Shares, the Warrants or the Assets of any JPE Company.

            8.2 Title. JPE and each Subsidiary (as applicable) has and up until the consummation of the Closing shall have (a) except as described on
Schedule 8.2(a) to this Agreement, good and Marketable Title in fee simple (subject only to the Permitted Land Exceptions) to those Properties identified and legally described on Schedule 8.2(a) to this Agreement (the "Fee Properties"), and (b) a valid leasehold interest in and right to occupy and use those Properties identified and legally described on Schedule 8.2(b) to this Agreement (the "Leasehold Properties"). No JPE Company possesses a valid and enforceable right to acquire under option (including, without limitation, pursuant to an option contract, right of first refusal, land contract, contract to deed and/or trust agreement) any real property.

            8.3    Properties and Improvements.

            (a) Schedules 8.2(a)-(b) to this Agreement fully, accurately and completely (1) list the addresses of all real estate of all of the Properties, and (2) identify (A) the JPE Company with an interest in such Property and the nature of such interest (e.g., fee simple or leasehold); (B) in the case of Leasehold Properties, the document(s) or instrument(s) pursuant to which those interests were created; and (C) in brief summary form, the applicable JPE Company's current use and plans (if any) for each Property.

            (b) Except as set forth on Schedules 8.2(a)-(b), no JPE Company owns, leases, occupies, uses or has any other right to or interest in any real property.

            (c) Schedules 8.2(a)-(b) fully, accurately and completely set forth all material leases, subleases, licenses, concessions, rights of use or occupancy, options, rights of first refusal or other agreements (written or otherwise) granted to any party or parties with respect to any portion of any Property.

            (d) Except as provided on Schedules 8.2(a)-(b) or the Permitted Land Exceptions, no party has title to, any interest in or any right to use or occupy any Property or any material portion of any Property.

            (e) With respect to the Properties and the business of the JPE Companies at each Property:

                   (1) The applicable JPE Company has received all material
            Approvals that are required to conduct the business of the respective JPE Company (or such other parties) at each Property, and each such Property has been operated and maintained in accordance with applicable Law and all subject Approvals in all material respects. To the knowledge of each JPE Company, there are no proceedings pending or threatened which may result in the limitation, termination, cancellation or suspension, or any adverse modification of, any Approvals. JPE and each Subsidiary (as applicable) has filed all material registrations, reports and other documents required by federal, State, county, municipal and local authorities and regulating bodies in connection with its business.

                   (2) To the knowledge of each JPE Company, the consummation of this Transaction will not invalidate any of the Approvals or require submission of any modifications of any such Approvals, and will not impair any pending Approvals or appeals thereof. To the knowledge of each JPE Company, there is no Law, restriction or moratorium imposed, enacted or, threatened or proposed by any federal, State or local government or agency, the effect of which would impair any JPE Company's ability to maintain or obtain, after the consummation of the Transaction, any Approvals necessary for the conduct of the business of the respective JPE Company's business as currently conducted at such Property.

                   (3) A true and complete summary of all necessary Approvals
            (indicating whether each such Approval has been obtained or is applied for) is set forth on Schedule 8.3(e) to this Agreement.

            8.4    Assets.

            (a) Except as set forth on Schedule 8.4(a) to this Agreement, all material Assets of the JPE Companies are in operating condition, subject only to ordinary wear and tear, and fit for their intended purpose.

            (b) Except as set forth on Schedule 8.4(b) to this Agreement, (1) all of the material Assets are owned by a JPE Company, free and clear of all liens, encumbrances, Security Interests, claims, pledges, charges or restrictions of any kind or nature, (2) except as set forth on Schedule 8.4(b) or Schedule 8.6 to this Agreement, none of the material Assets are subject to a lease and (3) no JPE Company holds any material Assets on consignment.

            (c) All items that comprise Inventory of each JPE Company have been manufactured or purchased for sale or use in the ordinary course of business. The quantity of each item of Inventory and the mix of such items included in the Most Recent Financial Statements for each JPE Company are sufficient, appropriate and adequate to permit operation of such on a stand alone basis and as otherwise presently proposed to be operated following the Closing and in a manner consistent with past practice and present conduct. The raw materials and work-in-process of each JPE Company are useable in the ordinary course of business in the production or completion of the finished goods included in the Assets. The finished goods included in the Assets (other than slow moving and obsolete inventory to the extent reserved for in the books of the respective JPE Company) are fit for the ordinary purposes for which such finished goods are used and are saleable in the ordinary course of business within a reasonable period of time and at such JPE Company's current selling prices for non-Affiliated transactions. Each JPE Company has provided for adequate reserves in accordance with GAAP with respect to slow moving and obsolete Inventory.

            (d) All actual costs of items comprising the Inventory of each JPE Company have been established by each JPE Company in the ordinary course and in accordance with GAAP, and such prices have not been increased in contemplation of the Transaction and are the same as would exist if this Agreement was not contemplated nor to be entered into.

            (e) With regard to each JPE Company, the tangible non-real estate Assets (together with the buildings and improvements on the Properties) are suitable for the purposes for which they are presently used and have the capacity on the Closing Date to permit the manufacture of all products presently manufactured by such JPE Company in accordance with (i) the total overall annual and seasonal operating levels of such JPE Company for 1999 and (ii) except as set forth on Schedule 8.4(e) to this Agreement, the current specifications as of the date of this Agreement and as of the Closing Date required by current customers of such JPE Company, and to the knowledge of each JPE Company, there is no material expenditure presently required in order to maintain such condition and state of repair or replace any such Assets.

            8.5    Claims; Litigation; Compliance with Laws; Approvals.

            (a) There has not been asserted any (and, to the knowledge of each JPE Company, there are no) claims of any nature against any JPE Company that exceed $100,000 in the aggregate or $25,000 in a single instance, including claims arising out of or in connection with the operation of its business or the Assets except as set forth in Schedule 8.5(a) to this Agreement.

            (b) Except as set forth on Schedule 8.5(b) to this Agreement, (1) no JPE Company is: (A) a party to any litigation, arbitration proceeding or administrative investigation, and none is pending or, to the knowledge of the JPE Companies, threatened against any JPE Company or (B) subject to any outstanding order, writ, injunction or decree of any court, government or governmental authority or arbitration against or affecting it; and (2) to the knowledge of each JPE Company, there is not any basis for any material litigation, proceeding or investigation of the nature described in clause (1)(A) above.

            (c) Except as set forth on Schedule 8.16 to this Agreement, no JPE Company is in material violation of, and JPE's actions in the consummation of the Transaction will not materially violate or infringe, (i) any Law (including any Law relating to zoning, land use, employment, employment practices, the environment, occupational safety or health) or (ii) any right or concession, copyright, trademark, trade name, patent, know-how or other proprietary or intellectual property right of others.

            8.6    Agreements; Contracts; Warranties.

            (a) Set forth on Schedule 8.6 to this Agreement are each of the agreements and commitments of any nature (including, but not limited to, credit agreements, debt instruments, letters of credit, supply agreements, distribution agreements, confidentiality agreements, purchase orders, production agreements, employment agreements, licenses, leases, mortgages, deeds of trusts, purchase agreements, sale agreements, indemnification agreements, service agreements, rental agreements, vendor agreements, customer agreements, software agreements and all other agreements and commitments (whether written or otherwise)), to which any JPE Company is a party (i) involving any material long-term agreement or commitment with the customers of any JPE Company or (ii) that is or will be required to be filed with or disclosed to the SEC pursuant to the Exchange Act.

            (b) With respect to the Material Contracts, except as set forth on Schedule 8.6 to this Agreement:

                   (l) No JPE Company, or to the knowledge of each JPE Company no third party to any Material Contract, has breached or is in default of such Material Contracts nor has such breach or default been asserted by any party, and there has not occurred any event which, with the passage of time or giving of notice (or both), would constitute such a breach or default.

                   (2) Each Material Contract shall remain in full force and
            effect (without imposition of any restriction, adverse condition, limitation, cost or penalty to any JPE Company or Buyer) notwithstanding the Transaction (except for those Material Contracts terminated or modified pursuant to this Agreement including as a result of the payment of the Debt).

                   (3) Each JPE Company has satisfied all of its material
            obligations (to the extent that such obligations can be determined) as of the date of this Agreement under each Material Contract and each JPE Company shall satisfy all remaining obligations under each Material Contract to the extent such obligations are required to be satisfied prior to the Closing Date except for those objections which cannot be so satisfied pursuant to the terms of the Forbearance Agreement or due to the binding orders of the Bankruptcy Courts.

                   (4) No JPE Company or any third party to any Material
            Contract has repudiated any provision of any Material Contract.

            (c) JPE has provided to Buyer true and a complete copy of each written instrument or document, and a true and complete written summary of each unwritten understanding, that is identified on Schedule 8.6.

            (d) JPE has provided to Buyer true and correct sample forms of customer warranties and purchase orders that are representative of those used by each JPE Company within the past year.

            (e) JPE acknowledges that it has entered into certain correspondence and memoranda with General Motors Corporation, Ford Motor Company and DaimlerChrysler regarding the terms of the sale of certain JPE Companies' products to such corporations, the material terms of which are set forth on
Schedule 8.6(e) to this Agreement.

            8.7 Proprietary Rights. All of the Proprietary Rights are listed or described on Schedule 8.7 to this Agreement and, except as disclosed in
Schedule 8.7, are the sole and exclusive property of JPE or a Subsidiary (as identified on Schedule 8.7). The Proprietary Rights owned or licensed by each JPE Company are sufficient to conduct its business as presently conducted. Except as disclosed on Schedule 8.7, the Proprietary Rights have not been hypothecated, assigned or licensed, in whole or in part, to any person or entity, do not infringe upon or violate the rights of any person or entity. To the knowledge of each JPE Company, no JPE Company has at any time taken, or permitted to be taken, any action, or permitted any use, or is aware of any such action or use by any third party, with respect to the Proprietary Rights, that would jeopardize the applicable ownership and right to use of the Proprietary Rights by any JPE Company (as applicable). To the knowledge of each JPE Company, no person or entity is infringing or violating the Proprietary Rights of any JPE Company except as disclosed on Schedule 8.7.

            8.8    Employees; Employee Benefits.

            (a)    Employees. Except as set forth on Schedule 8.8(a) of this
            Agreement:

                   (i) No employee of any JPE Company has any understanding or agreement (written or otherwise) with any JPE Company.

                   (ii) No JPE Company has any collective bargaining or union contracts or agreements. To the knowledge of each JPE Company there have not been any unfair labor practice complaints, labor difficulties or work stoppages, or threats thereof, affecting any JPE Company's unions, employees or activities.

                   (iii) There is no union campaign presently being conducted to solicit employees to authorize a union to request a national labor relations board certification election with respect to the employees of any JPE Company.

                   (iv) There are no independent contractual arrangements between any JPE Company and any officer or director of any JPE Company.

                   (v) No JPE Company has entered into a service, leasing or licensing agreement for professional services which requires an annual payment of more than $50,000 per individual; and any individuals providing such services pursuant to any such arrangement listed on Schedule 8.8(a) are independent contractors and duly licensed (if required) in the State in which they perform such services.

            (b)    Employee Benefits.

                   (i) Set forth on Schedule 8.8(b) to this Agreement is a complete list of each employee pension, profit sharing, stock bonus, stock option, bonus, incentive, defined contribution, deferred compensation, hospitalization, medical, insurance, severance or other plan, fund, program or policy providing employee benefits maintained or contributed to by any JPE Company, including any entity, which, with any JPE Company, is described in Code ss.414(b),
            (c), or (m), in which any employees or former employees of any JPE Company have participated or under which any of them has accrued and remains entitled to any benefits (the "Plans"); and JPE has provided Buyer copies of all such written Plans (or descriptions thereof if the Plan is unwritten) and all related documents, including any trust agreements, insurance contracts or other funding medium related to any of the Plans. JPE has also provided Buyer with the most recent actuarial valuation report with respect to any of the Plans for which such report has been prepared, the most recent asset valuation report(s) with respect to each of the Plans which has assets, the most recent and prior annual report (Form 5500) filed with respect for each of the Plans for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each of the Plans that is intended to be qualified under ss.401(a) or ss.403(b) of the Code, or trust intended to be exempt under ss.501(a) or ss.501(c)(9) of the Code.

                   (ii) Except as set forth in Section 8.8(b), no JPE Company, including any entity which, with any JPE Company is described in Code ss.414(b), (c), or (m), has made any commitment or taken any action to adopt or establish any additional employee benefit plan(s) within the meaning of ss.3(3) of ERISA or to materially increase the benefits under any of the Plans.

                   (iii) Except as set forth in Section 8.8(b), all such Plans which are subject to ERISA and/or the Code, comply in form and have been and are operated in substantial compliance with all applicable provisions of ERISA and/or the Code, and all governmental filings required to be made during the prior three fiscal years of the Plans and participant notices relating to the Plans have been timely filed and/or distributed.

                   (iv) No JPE Company is a contributing employer to any multi-employer plan within the meaning of ss.4001(a)(3) of ERISA, and no withdrawal liability has been incurred by or asserted against any JPE Company or any entity which, with any JPE Company, is described in Code ss.414(b), (c), or (m), with respect to a multi-employer plan in which employees of any JPE Company participate.

                   (v) Except as set forth in Schedule 8.8(b), (A) for each Plan and attendant trust that is intended to satisfy the provisions of ss.401(a) and ss.501(a) of the Code, the JPE Company sponsoring the Plan has obtained a favorable determination letter from the IRS to such effect; (B) none of the determination letters have been revoked by the IRS, nor has the IRS given any written notice to any JPE Company that it intends to revoke any such determination letter;
            (C) no material liability under Title IV or ss.302 of ERISA has been incurred by any JPE Company or by any entity which, with any JPE Company, is described in Code ss.414(b), (c), or (m), that has not been satisfied in full; (D) no reportable event within the meaning of ss.4043 of ERISA or non-exempt prohibited transaction within the meaning of ss.406 of ERISA has occurred with respect to any Plan and no Tax has been imposed pursuant to ss.4975 of the Code in respect thereof; (E) there are no outstanding liabilities of any of the Plans (including unfunded benefit liabilities as defined in ss.4001(a)(18) of ERISA under any single employer pension plan), other than liabilities for administrative fees and benefits to be paid in the ordinary course to participants in the Plans or their beneficiaries in accordance with the terms thereof, and the consummation of this Transaction shall not give rise to any such liabilities; (F) there are no pending, threatened or anticipated claims involving any of the Plans; (G) no fiduciary of any of the Plans has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration of or investment of the assets of any of the Plans; and (H) all contributions required to be made to any of the Plans and all premiums for insurance coverage for each of the three previous fiscal years of the Plans ended before the date of this Agreement have been timely paid in full, including any premiums to be paid to the Pension Benefit Guaranty Corporation.

                   (vi) None of the Plans provides, or has any obligation or commitment to provide, health benefits to any current or former employees, or dependents thereof, of any JPE Company beyond their retirement or other termination of service, other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA.

                   (vii) No amounts payable under the Plans is likely to fail to be deductible for federal income Tax purposes by virtue of ss.280G of the Code.

            8.9 Insurance. Set forth on Schedule 8.9 to this Agreement is a true and complete list of all policies of fire, liability, workers' compensation and other forms of insurance owned or held by each JPE Company (including coverages), and JPE has delivered to Buyer true and complete summaries of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and, except as set forth on Schedule 8.9, no notice of cancellation or termination has been received with respect to any such policy. Such policies
(a) are sufficient for compliance with all requirements of Law and all agreements to which the applicable JPE Company is a party; (b) are valid, outstanding and enforceable policies; (c) shall remain in full force and effect through the Closing Date without the payment of additional premiums (except for policies for which monthly payments are required); and (d) except as provided on
Schedule 8.9 shall not in any way be affected by, or terminate or lapse by reason of, the Transaction. Set forth on Schedule 8.9 are all risks that any JPE Company has designated as being self-insured or partially funded.

            8.10 Net Sales. The monthly net sales of each JPE Company from March 1, 1998 through March 31, 1999 are set forth on Schedule 8.10 to this Agreement. Buyer's representatives shall have the right, during business hours and upon at least 24 hours notice, to examine the books and records of each JPE Company to verify net sales after April 1, 1999. Before the Closing, JPE shall furnish Buyer with an updated Schedule 8.10 updating, through the most recent practicable date preceding the Closing Date, the monthly net sales of each JPE Company.

            8.11 Financial Statements. JPE has delivered to Buyer complete copies of the financial statements of each JPE Company for the three years ended December 31, 1996, 1997 and 1998, respectively, with the corresponding accountants' reports, including balance sheets and accompanying statements of profit and loss, and for the three months ended March 31, 1999 (collectively, the "Financial Statements"). Before the Closing, JPE shall furnish Buyer with financial statements updating, through the end of the month preceding the Closing Date (the "Closing Financial Statements"). Each of the Financial Statements reflects, and the Closing Financial Statements shall fairly reflect in all material respects, the financial condition, results of operations as of such dates and for the period then ended, and all of such statements were prepared in accordance with GAAP assuming JPE is a going concern (except, with respect to interim financial statements, for normal, year-end adjustments and the absence of footnotes). Attached as Schedule 8.11 to this Agreement are the Most Recent Financial Statements (which shall be updated with the Closing Financial Statements prior to the Closing Date).

            8.12 Undisclosed Liabilities. Subject to all items disclosed in this Agreement, set forth on Schedule 8.12 of this Agreement or that are included in the calculation of Working

Capital, to the knowledge of each JPE Company, no JPE Company has any liability or obligation of any kind (contingent or otherwise) not reflected on the Most Recent Financial Statements or has occurred in the ordinary course of business since the date of the Most Recent Financial Statements. Subject to all items disclosed in this Agreement or that are included in the calculation of Working Capital, to the knowledge of each JPE Company, there is no basis for the assertion of any claim or liability against any JPE Company that is not fully reserved against in the Most Recent Financial Statements or has occurred in the ordinary course of business since the date of the Most Recent Financial Statements.

            8.13   Tax Matters.

            (a) Except as set forth on Schedule 8.13 to this Agreement, each JPE Company has duly and timely filed all Tax Returns that it was (or will be) required to file up to and including the Closing Date (including extensions of time to file). Except as set forth on Schedule 8.13, all such Tax Returns were true, correct and complete in all material respects. Each JPE Company has timely paid all owed Taxes (whether or not shown on any Tax Return) in full. Except as set forth on Schedule 8.13, no JPE Company currently is the beneficiary of any extension of time within which to file any Tax Return. With respect to each JPE Company, no claim has ever been made by a Tax Authority in a jurisdiction where such JPE Company does not file Tax Returns that such JPE Company may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Each JPE Company has (and will have through the Closing Date) withheld and paid all Taxes required to have been (or to be) withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and has otherwise complied with all applicable Laws relating thereto.

            (c) Except as set forth to the contrary on Schedule 8.13, no director or officer (or employee responsible for Tax matters) of any JPE Company has been provided notice that any Tax Authority shall propose, assert or assess any additional Taxes for any period for which Tax Returns have been filed. There is no audit, dispute, claim or other proceeding concerning any Tax or Tax Return of any JPE Company either (1) raised by any Tax Authority or (2) as to which any director and officer (or employee responsible for Tax matters) of JPE has or should have knowledge. JPE has provided to Buyer copies of all federal, State, county, municipal, local and foreign income Tax Returns with respect to any JPE Company for taxable periods ended on or after December 31, 1992, and has identified those Tax Returns that currently are the subject of an audit (if any) by a Tax Authority. JPE has delivered to ASC true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or with respect to any JPE Company since December 31, 1992.

            (d) No JPE Company has waived any statute of limitations regarding Taxes or agreed to any extension of time with regard to a Tax assessment or deficiency. Each JPE Company has disclosed on its respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code ss. 6662.

            (e) No JPE Company (1) has filed a consent under Code ss.341(f) concerning collapsible corporations; (2) has failed to make any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code ss.280G; (3) has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii); (4) except as set forth on Schedule 8.13, is (nor it has ever been) a party to any Tax allocation, sharing indemnity or similar contract or arrangement or assumed the Tax liability of any other person under contract or other arrangement; (5) except as set forth on Schedule 8.13, has granted a power of attorney with respect to any matter relating to Taxes; (6) has participated in an international boycott under Code ss.999; (7) except as set forth on Schedule 8.13, has agreed, or is required to make, any adjustment under Code ss.481 by reason of a change in accounting method or otherwise; (8) is a party to any safe harbor lease within the meaning of Code ss.168(f)(8), as in effect prior to amendment by the Tax Equity and Responsibility Act of 1982; (9) has had any permanent establishments in any foreign country, as defined in any applicable treaty or convention between the United States and each foreign countries; or (10) is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income Tax purposes. Except as set forth in
Schedule 8.13, no JPE Company (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any person under Treasury Regulation ss.1.1502-6 (or any similar provision of State, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

            (f) Set forth on Schedule 8.13 is the following information with respect to each JPE Company as of December 31, 1998: (1) the basis of its Assets; (2) the amount of any net operating loss, net capital loss, unused foreign or other Tax credit, excess charitable contribution deductions, and any other Tax elections and any other Tax attributes of JPE; (3) the amount of any deferred gain or loss allocable to such JPE Company arising out of any Deferred Intercompany Transaction; and (4) the amount of any gain or loss allocable to such JPE Company arising out of any Intercompany Transaction. Except as disclosed on Schedule 8.13, no JPE Company has a net operating loss or other Tax attributes presently subject to limitation under Code ss.ss. 382, 383, or 384 or their underlying Treasury Regulations.

            (g) The unpaid Taxes of each JPE Company (1) do not, as of March 31, 1999, exceed the reserve for Tax liability for such JPE Company (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheets (rather than in any notes thereto) and (2) will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of such JPE Company in filing its Tax Returns.

            8.14   Absence of Changes or Events. Except as disclosed on Schedule
8.14 to this Agreement, each JPE Company has operated its business only in the ordinary course and there has not been, since January 1, 1999, (a) any material adverse change in the financial condition, results of operation or business of any JPE Company; (b) any damage, destruction or loss, regardless of whether covered by insurance, that materially and adversely affects any JPE Company's Assets; or (c) any entry into or commitment to a transaction material to any JPE Company's business.

            8.15   Creditors.

            (a) Set forth on Schedule 5 is a true, accurate and complete statement of the Debt.

            (b) JPE has provided to Buyer all material information regarding all of the creditors of each JPE Company as of March 31, 1999 and the amounts owed to each such creditor.

            8.16   Environmental and Occupational Matters.

            Except as set forth on Schedule 8.16 to this Agreement:

            (a) There are no Hazardous Materials or Underground Storage Tanks present at any Property, other than those quantities of such Hazardous Materials as occur naturally in the native and uncontaminated natural soils and waters at such Property, that would require investigations, studies, sampling, testing, removal, response, remediation or clean-up with respect to any Hazardous Materials pursuant to any Environmental Laws. To the knowledge of each JPE Company, no JPE Company has (and no JPE Company has any knowledge that any prior owner of any Property or any existing or prior tenant, sub-tenant or occupant of any Property or any other person or entity, or their respective contractors, agents, employees or invitees has) ever generated, used, stored, treated, transferred, transported, processed, manufactured, refined, handled, produced, arranged to dispose or disposed of Hazardous Materials at, from or affecting such Property in any manner that violates any Environmental Law or would give rise to any obligation or liability under any Environmental Law. No JPE Company has or possesses knowledge that any other person or entity: (1) caused or permitted any Property to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Hazardous Materials in any manner that was in violation of any Environmental Law or that gives rise to any obligation or liability under any Environmental Law or (2) caused or permitted any Release or threatened Release of Hazardous Materials at, from or affecting any Property owned or operated by any JPE Company which, directly or indirectly, caused or contributed to (A) pollution or contamination or (B) the presence of Hazardous Materials at or about any Property in violation of any Environmental Law or in a manner that gives rise to any obligation or liability under any Environmental Law.

            (b) To the knowledge of each JPE Company, no JPE Company has received any notice, claim or allegation of any violation, and to the knowledge of each JPE Company, there are no existing material violations of any Environmental Law at any Property. To the knowledge of the JPE Companies, there are no actions commenced or threatened by any person or entity for or related to or arising out of non-compliance with Environmental Laws that apply to any Property, activities at such Property or Hazardous Materials at, from or affecting such Property.

            (c) The development, use and operation of all real property previously used, owned, operated or developed by each JPE Company or any subsidiary previously owned by JPE and all activities conducted thereon, have been in compliance with all applicable Environmental Laws.

            (d)    JPE has provided Buyer with true and complete copies of all:
(1) Environmental Reports and other environmental or worker safety or health-related data, information, correspondence, audits and other documents (collectively, the "Environmental Information") regarding the Properties or JPE's or the JPE Companies' operations thereat in their possession or control; and (2) all Environmental Information relevant to any other property ever owned, leased or operated by JPE or a JPE Company in the JPE Companies' possession or control.

            (e) To the knowledge of any JPE Company, neither JPE nor any JPE Company, nor any person to which they are a successor, has ever disposed of Hazardous Materials in a manner that has or will give rise to any damage, liability, claim, loss or expense in connection with the Release or threatened Release of such Hazardous Materials.

            (g) Each JPE Company has obtained and is in material compliance with all permits, licenses and other approvals required under any Environmental Law (the "Environmental Permits"). To the extent required prior to the Closing Date, each JPE Company has made timely and complete application for the renewal, extension, or reissuance of all Environmental Permits, and no JPE Company has obtained information which would lead it to believe that any such Environmental Permits may not be renewed, extended or reissued in due course and as requested without the imposition of cost or penalty.

            8.17   Subsidiaries. Except for the entities set forth on Schedule
8.17 to this Agreement, JPE does not own (and has not owned since JPE has been incorporated) any equity interest, directly or indirectly, in any corporation, joint venture, partnership, limited liability company, firm, association, business or other entity. Set forth on Schedule 8.17 is the current status of each entity (in connection with JPE) listed therein.

            8.18   Capitalization.

            (a) Set forth on Schedule 8.18(a) to this Agreement is a correct and complete description of the capitalization of each JPE Company. All of the issued and outstanding capital stock of each JPE Company is validly issued, fully paid, nonassessable and free of preemptive rights.

            (b) Except for this Agreement and as set forth on Schedule 8.18(b) to this Agreement, there are no (1) options, warrants or other rights, agreements, arrangements or commitments of any character to which any JPE Company is a party relating to the issued or unissued capital stock of any JPE Company or obligating any JPE Company to grant, issue or sell any shares of stock or other equity interest in itself or any JPE Company; (2) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on revenues or earnings of any JPE Company; or (3) voting trusts, proxies or other agreements or understandings to which any shareholder of any JPE Company or any JPE Company is a party or by which any shareholder of any JPE Company or any JPE Company is bound with respect to the voting of shares of any JPE Company.

            8.19 Bank Accounts. Set forth on Schedule 8.19 to this Agreement is a full and complete list of all of the bank accounts and the names of the persons authorized to draw thereon of each JPE Company.

            8.20 Guaranties. Except as set forth on Schedule 8.20 to this Agreement, no JPE Company has guaranteed any debt or obligation of any entity or individual other than a JPE Company and none of the debts, liabilities or obligations of any JPE Company are guaranteed by any third parties.

            8.21 Related Parties. There are no written or other legally binding contractual relationships between any JPE Company and any family member of any officer or director of any JPE Company.

            8.22   Accounts Receivable; Working Capital.

            (a) Set forth on Schedule 8.22 to this Agreement is a list of the Accounts Receivable of each JPE Company as of March 31, 1999, and all such amounts listed as Accounts Receivable are accurate in all respects and determined in accordance with GAAP. All Accounts Receivable arose in the ordinary course of business and are valid and collectible in the ordinary course net of reserves, subject to no counterclaims or setoffs (except for those of original equipment manufacturers pursuant to standard contractual terms), at the aggregate recorded amount thereof as set forth on the records of each JPE Company and the Most Recent Balance Sheets.

            (b) JPE acknowledges that the Subscription Price was determined, in part, by JPE's representation that the JPE Companies shall have (on a consolidated basis) Working Capital of at least $35 million immediately prior to the Closing.

            8.23   Brokers. Except as set forth on Schedule 8.23 to this
Agreement:

            (a) No JPE Company (1) has dealt with any broker or finder in connection with this Transaction; (2) has caused or created any liability to any broker or finder in connection with this Transaction; or (3) is aware of any claim from any third party that it is entitled to brokerage, finders or other similar fees in connection with this Transaction.

            (b) No JPE Company is aware of any broker or finder which was instrumental or had any part in bringing about this Transaction.

            8.24 Flips. No intercompany transactions including JPE or any Subsidiary or between Subsidiaries and no related party transactions between any shareholder or any affiliate thereof increased the recorded net book value of any asset of JPE or any Subsidiary (including in anticipation of, or in connection with, this Transaction).

            8.25 Construction Liens. Except as set forth on Schedule 8.25 to this Agreement, there are no claims of, or amounts due and owing to, any laborers, materialmen, subcontractors, suppliers or the like which could give rise to a construction lien or similar lien. No materials incorporated into the Properties or the improvements thereon are subject to any Security Interest, except for any Security Interest that may arise in connection with a recorded mortgage.

            8.26 Letters of Credit. No JPE Company has issued any letter of credit benefiting any third party that shall remain outstanding as of the Closing Date.

            8.27 Business Names. Schedule 8.27 sets forth all names (registered or otherwise) by which each JPE Company (including unincorporated divisions) currently conducts (or in the past has conducted) its business and operations, including names used with governmental agencies, suppliers, customers, the public and otherwise.

            8.28   SEC Statements, Reports and Documents. Except as set forth on
Schedule 8.28 to this Agreement, JPE has timely filed all required forms, reports, statements and documents with the Securities and Exchange Commission (the "SEC") since the date JPE became a reporting company under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"). JPE has delivered or made available to counsel for Buyer: (a) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996, 1997 and 1998, respectively; (b) its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997 and 1998, and September 30, 1997 and 1998 and March 31, 1997 and 1998; (c) all proxy statements relating to JPE's meetings of stockholders (whether annual or special) held since December 31, 1996, (d) all other forms, reports, statements and documents filed or required to be filed by it with the SEC since December 31, 1997, and (e) all amendments and supplements to all such reports and registration statements filed by JPE with the SEC (collectively, the "JPE Reports"). As of their respective dates, the JPE Reports complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of JPE included in the JPE Reports fairly reflects in all material respects the financial condition and results of operations of JPE as of such dates and for the period then ended, and all of such statements were prepared in accordance with GAAP assuming JPE is a going concern, subject, in the case of unaudited interim consolidated financial statements, to (i) the absence of certain notes thereto and (ii) normal year end adjustments. JPE has heretofore furnished or made available to Buyer a correct and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by JPE with the SEC pursuant to the Securities Act or the Exchange Act.

            8.29   Shares.

            (a) Upon Buyer's payment of the Subscription Price, the Subscribed Preferred Shares purchased therewith will be duly authorized, validly issued, fully paid and nonassessable. Immediately following the Closing, there will be, with regard to JPE, issued and outstanding the number of Common Shares and Preferred Shares (including the Subscribed Preferred Shares and the Bank Group Subscription) set forth on Schedule 8.29 and no other capital stock (of any class) of JPE shall be outstanding.

            (b) On the Delivery Date, the Subscribed Common Shares will be duly authorized, validly issued, fully paid and nonassessable. Immediately following the delivery of the Subscribed Common Shares, there will be, with regard to JPE, issued and outstanding the number of Common Shares and Preferred Shares (including the Subscribed Shares and the Bank Group Subscription) set forth on Schedule 8.29 and no other capital stock (of any class) of JPE shall be outstanding.

            (c) Upon consummation of the Transaction, Buyer shall own all of the Subscribed Preferred Shares, free and clear of any lien, claim, Security Interest, pledge, charge, encumbrance or restriction of any kind or nature.

            8.30 Intercompany Debt. Set forth on Schedule 8.30 to this Agreement are all of the outstanding intercompany debt obligations (whether or not evidenced by promissory notes or other similar instruments) among the JPE Companies. Except as set forth on Schedule 8.30, no indebtedness of any kind is owed (a) by any JPE Company to Industrial & Automotive Fasteners, Inc., a Michigan corporation ("IAF"), or JPE Canada Inc., a Canadian corporation ("JPE Canada") (IAF, JPE Canada, any Subsidiaries that have divested all or substantially all of their assets and any former subsidiaries of any JPE Company, collectively, the "Divested Subsidiaries"), or any other Divested Subsidiary or (b) by any Divested Subsidiary to any JPE Company.

            8.31 Certain Former Subsidiaries. JPE has consummated the sale of all of the capital stock of IAF to MacLean Acquisition Company, a Delaware corporation, and (b) the assets of JPE Canada to The Ventra Group, Inc., a Canadian corporation (collectively, the "Divestitures"). JPE has provided Buyer with all material documentation evidencing the Divestitures.

            8.32 Disclosure. To the knowledge of each JPE Company, no statement, representation or warranty made by JPE in this Agreement, any other document, letter or brochure relating to JPE and provided to Buyer (the "Other Documents") or any Related Agreement, and none of the Schedules, Exhibits or attachments to this Agreement, the Other Documents or any Related Agreement, contains any untrue statement of any material fact or omits a material fact necessary to make the statements contained in this Agreement, the Other Documents, the Related Agreements or such Schedules, Exhibits or attachments, in light of the circumstances in which they were made, not misleading.

            8.33 Survival. The representations and warranties set forth in this Section 8 shall not survive after the Closing Date, except Section 8.29, which shall not survive after the Delivery Date.

         9. Covenants Pending the Closing and Delivery Date.

            9.1 Conduct Through the Closing Date. Except, in the case of Plastic Trim and Starboard, as required by the respective Bankruptcy Courts or any binding order, decree or "Plan of Reorganization" issued or approved by such Bankruptcy Courts, and except as restricted pursuant to terms and conditions of the current (or any subsequent or amended) Forbearance Agreement entered into between the Bank Group (other than GMACBC) and JPE or as otherwise contemplated by this Agreement, prior to the Closing Date, JPE shall (except as otherwise consented to in writing by Buyer):

            (a) Operate JPE (and cause the Subsidiaries to operate) in the ordinary course as historically conducted.

            (b) Not enter into any transaction, take any action, or fail to take any action, which would result in, or could reasonably be expected to result in, any of JPE's representations, warranties, disclosures or agreements in this Agreement or the Related Agreements or the Exhibits or Schedules to this Agreement and the Related Agreements or in connection with the consummation of the Transaction, to not be true and complete immediately after the occurrence of the Transaction. Without limiting JPE's obligations under this Section 9.1(b) but subject to the limitations set forth in Section 9.1(a) above, JPE shall (or shall cause the Subsidiaries to): (1) maintain and preserve the Properties; (2) not modify, amend or terminate any of the documents, instruments or agreements set forth on Schedule 8.3(a) or Schedule 8.3(e); (3) not enter into any documents, instruments or agreements that would alter or modify its rights with respect to any Property; (4) own and operate each Property in a manner consistent with its past course of business and in a commercially reasonable manner; (5) maintain the JPE Companies' non-real estate Assets in good operating condition, subject to ordinary wear and tear; (6) maintain all present insurance in force; and (7) comply with the provisions of all agreements, Material Agreements and Laws applicable to each JPE Company and its Assets.

            (c) Except with regard to the Employment Agreement, the Employment Releases or as otherwise contemplated by this Agreement, not allow any JPE Company to enter into any agreement, contract, purchase or sale other than in the ordinary course of its business, including any agreement that would dispose of or encumber any of the Assets other than in the ordinary course of business. No JPE Company shall increase or become committed (or agree to become committed to in the future) to an increase in the compensation of any employee except as otherwise required by a contractual obligation existing prior to April 16, 1999.

            (d) Furnish weekly reports to Buyer showing the net dollar volume of the JPE Companies' sales during such week and costs of sales during such week. The reports may be conveyed to Buyer initially by telephone with a written report delivered to Buyer within five days after the end of each such week.

            (e) Use its best efforts to preserve the present business organization and goodwill of each JPE Company intact, including (i) employees, officers and directors and (ii) the present business relationships and goodwill with customers, suppliers, subcontractors, engineers, architects, media, governmental contacts and others having dealings affecting the business of the JPE Companies.

            (f) Cause each JPE Company to pay all costs, expenses, liabilities and obligations in the ordinary course when due, regardless of whether any such items are to be reimbursed by Buyer under this Agreement.

            (g) Except as required by this Agreement, not alter the capitalization of any JPE Company as set forth on Schedules 8.18(a)-(b).

            9.2 Approvals and Consents. JPE shall obtain, in writing, all necessary corporate, shareholder, governmental and third party approvals and consents required in order to authorize and approve this Agreement and the Related Agreements and to consummate the subscription and delivery of the Subscribed Shares to Buyer and the Transaction pursuant to this Agreement, including the approval of the Transaction from the Bankruptcy Courts pursuant to binding Confirmation Orders. JPE shall pay all costs and expenses related to obtaining such approvals with respect to its business and operations.

            9.3 Advice of Changes. Between the date of this Agreement and the Closing Date, JPE shall promptly notify Buyer in writing (including revised, amended or updated Schedules or Exhibits to this Agreement) of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in this Agreement or disclosed pursuant to this Agreement or a Related Agreement or which would affect or change any of the information set forth in the Exhibits or Schedules of this Agreement or any Related Agreement. Any such updates shall be subject to Section 11.1(b) below.

            9.4 Notice of Litigation. Each of Buyer and JPE shall promptly notify the other party in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain substantial damages with respect to this Agreement, any Related Agreement or the consummation of the Transaction.

            9.5 Access to Properties and Records; Inspection. From the date of this Agreement through the Closing Date, JPE shall provide (or caused to be provided) to Buyer and its counsel, accountants and other representatives, agents and consultants full access, during normal business hours, to all of the personnel and Assets of the JPE Companies (including the Properties, Inventory, financial and operating data, books, Tax Returns, contracts, commitments and records of each JPE Company) including such access as is needed to conduct a physical inspection, including, but not limited to, an Environmental Inspection of the Assets satisfactory to Buyer (collectively, "Buyer's Due Diligence Investigation").

            9.6    Environmental Inspection.

            (a) Between the date of this Agreement and the Closing, Buyer may have an independent environmental consultant ("Buyer's Consultant") perform an environmental inspection and audit of one or more of the Properties (together with any already undertaken environmental inspections, the "Environmental Inspection"). The Environmental Inspection shall be conducted in a manner that does not unreasonably interfere with the operation of the business of the JPE Companies nor does material damage to the Properties. Prior to conducting an inspection other than a traditional "Phase I" environmental audit, Buyer's Consultant shall first prepare a work plan describing the proposed Environmental Inspection. JPE shall have the right to review and comment on Buyer's Consultant's work plan five business days before it is implemented. JPE shall have the right to review and comment on Buyer's Consultant's work plan five business days it is implemented. JPE shall have the right to split samples with Buyer or Buyer's Consultant.

            (b) Prior to the Closing Date, the results of the Environmental Inspection shall be (1) shared between Buyer and JPE and (2) treated as privileged and confidential as shall the documents constituting and the documents used in or for the Environmental Inspection (the "Environmental Report"); provided that the Environmental Report may be disclosed as required by Law or as requested by Buyer's attorneys, consultants and advisors, lenders (and its lenders' advisors). Buyer shall promptly restore any disturbance to the Property which results from the Environmental Inspection to the same or reasonably similar predisturbed condition and shall, in compliance with Environmental Laws, promptly dispose at an appropriate off-site location all waste materials generated on such Property due to the performance of the Environmental Inspection.

            (c) In addition to and notwithstanding the foregoing, prior to the Closing Date, JPE and Buyer, at JPE's sole cost and expense, shall engage Superior Property Services Group to conduct a Phase I or Phase II Environmental Inspection (as set forth on Schedule 9.6(b) to this Agreement) of the Properties set forth on Schedule 9.6(b). The results of such Phase I and Phase II Environmental Inspections shall be subject to Section 9.6(b) above.

            9.7 Preferred Shares. Prior to the Closing Date, JPE shall authorize the issuance of Preferred Shares, in accordance with resolutions duly adopted by JPE in the form of Exhibit B to this Agreement (the "Resolutions"), with all of the rights and privileges as described in the Resolutions.

            9.8 Other Actions. Buyer and JPE shall take all such other and further actions, consistent with this Agreement and the Related Agreements, as the other may reasonably request.

        10. Title.

            10.1 Title Commitment, Survey and Zoning. As evidence of title to the Fee Properties and the Leasehold Properties identified by Buyer, JPE shall furnish to Buyer, at JPE's cost (including premiums), with a copy to Buyer's attorneys, as soon as possible:

            (a) A commitment from a title insurance company approved by Buyer (the "Title Company") to issue to the applicable JPE Company, at or as soon as possible after Closing, an ALTA owner's title insurance policy, without standard exceptions and with such endorsements as Buyer may require (including, without limitation, a survey endorsement, a "same as" endorsement, a non-imputation endorsement, "fairway" endorsement, zoning endorsement and a contiguity endorsement, with the arbitration provisions and creditor's rights provisions deleted), in the amount provided for each Property as set forth on Schedule 10.1 to this Agreement, insuring title to the Properties with the appurtenant easements to be vested in JPE in good and marketable condition, free and clear of any liens and encumbrances except easements, restrictions, covenants and agreements of record which shall not, in Buyer's sole and absolute discretion, be inconsistent with or make unduly expensive or burdensome the JPE Companies' use of the Properties subsequent to the Closing (the "Permitted Land Exceptions"). The commitment for title insurance shall be accompanied by readable copies of all documents cited as exceptions to title therein (the "Underlying Documents"), which shall be certified by the Title Company as true, correct and complete copies of the Underlying Documents.

            (b) A current boundary survey of each Property certified to the respective JPE Company, Buyer and the Title Company (and such other persons as Buyer may require) by a registered land surveyor or engineer containing legal descriptions of such Property in form and content sufficient to permit deletion of the standard title exceptions with respect to such Properties and showing (1) all adjacent and interior public streets and roadways, (2) the exact location of all access roads, and entry buildings and points of all utilities to the Property, (3) the exact location of all buildings and improvements, and (4) the exact location of all recorded or visible easements on or servicing the Property. The surveys shall certify to the respective JPE Company, Buyer, the Title Company, and such other persons or entities as Buyer may desire that no portion of any Property lies within a federally designated flood plain; and that there are no encroachments either onto or off of the Properties, except as shown. The legal description of the Properties set forth in the commitment or commitments for title insurance that JPE is required to furnish under Section 10(a) shall conform exactly to the legal descriptions set forth in the survey required under this Section 10(b).

            10.2 Objections to Title. If objection to the title to any Property is made by Buyer, based upon a written opinion of Buyer's attorney, as soon as possible after the date of receipt of all of the commitment, the Underlying Documents, and the survey provided pursuant to Section 10.1, that the title is not in the condition required for performance under this Agreement, JPE shall have ten days from the time that it is notified in writing of the particular defect claimed to provide Buyer with a revised title commitment evidencing that such defect has been remedied and/or insured over in a manner satisfactory to Buyer. If JPE is unable to obtain such revised title commitment within such ten day period, Buyer shall have the option to (1) proceed with this Transaction, in which event the subject Property shall be transferred to an entity not owned by JPE or any Subsidiary at no cost or penalty to Buyer and the Subscription Price shall be reduced by the amount set forth on Schedule 10.1 to this Agreement as the assumed value of such Property; (2) terminate this Agreement pursuant to Section 12.1 below; or (3) waive such defect and proceed to Closing.

        11. Conditions Precedent to the Obligation of the Parties to Close.

            11.1 Buyer's Conditions Precedent. Buyer's obligations under this Agreement are subject to the satisfaction at or before the Closing Date of each of the following conditions (the fulfillment of any of which may be waived in writing by Buyer):

            (a) All terms, covenants and conditions of this Agreement and the Related Agreements to be complied with or performed by JPE prior to or on the Closing Date shall have been complied with and performed by JPE, including JPE's timely taking of all actions and delivery of all documents required to be taken and delivered by them under this Agreement and the Related Agreements.

            (b) All representations, warranties, disclosures and statements of JPE contained in this Agreement, the Related Agreements and the Other Documents shall be true and complete as of the date of this Agreement and the Closing Date. Any amendments to the Exhibits and Schedules to this Agreement and the Related Agreements which JPE proposes to deliver after the date of this Agreement shall be satisfactory to Buyer, in its sole discretion.

            (c) JPE shall have furnished to Buyer an opinion of Dykema Gossett PLLC, dated as of the Closing Date, in form of Exhibit D to this Agreement.

            (d) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition or business of any JPE Company, or in the condition of the Assets of any JPE Company, or any event which may, in the future, cause such a change.

            (e) JPE shall have delivered to Buyer the commitment or commitments for title insurance and the boundary surveys required pursuant to
Section 9 above, showing title to the Properties to be in the condition required under this Agreement for the performance of this Agreement and the Title Company shall have extended the effective date of such commitment or commitments to the Closing Date and shall be irrevocably committed to issue its title insurance policy or policies pursuant to such commitment or commitments without any exception for "defects, liens, encumbrances, adverse claims or any other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date but prior to the date the proposed insured acquires for value of record the estate or interest covered by the title commitment" or similar "gap" exception.

            (f) JPE and Buyer shall have received in writing (1) all approvals and consents necessary to authorize, approve and consummate this Agreement, the Related Agreements and the Transaction as provided in Section 9.2, (2) the Confirmation Orders and approval of the Bankruptcy Courts in accordance with the current terms of the Plan of Reorganizations applicable to Plastic Trim and Starboard (and any changes thereto shall be acceptable to Buyer in its sole discretion) and (3) any third party consents necessary to maintain the Material Contracts set forth on Schedule 8.6 after the consummation of this Transaction.

            (g) No employment or consulting (or similar) agreement and no stock option nor similar agreement shall exist between any JPE Company and either Richard Chrysler or Richard Eidswick; and JPE shall have entered into a binding Employment Release with each of Richard Eidswick and Richard Chrysler.

            (h) Buyer, JPE and the Bank Group shall have entered into a Bank Agreement providing for the full satisfaction, discharge, release and pay-off of the Debt.

            (i) Buyer shall have arranged for JPE to have obtained financing following the Closing in an amount no less than $51.6 million; provided, however, that such financing may be subject to the satisfaction of the conditions precedent in this Section 11.1 and 11.3 below and those conditions precedent required by the lenders to such financing.

            (j) JPE shall have at least $35 million in Working Capital on the Closing Date.

            (k) JPE shall have duly adopted the Resolutions and such Resolutions shall be fully authorized and in effect as of the Closing Date.

            (l) Buyer shall be satisfied, in its sole discretion, with the results of Buyer's Due Diligence Investigation.

            (m) JPE shall have delivered to ASC a copy of the Minutes of its Board of Directors Meeting in which it received the Fairness Opinion.

            (n) Heinz Prechter, David L. Treadwell, Mike Kojaian and C. Michael Kojaian shall have been elected to the Board of Directors of JPE, effective as of the end of business on the Closing Date.

            11.2 JPE's Conditions Precedent. JPE's obligations under this Agreement are subject to the satisfaction at, or prior to, the Closing Date of the following conditions precedent (the fulfillment of any of which may be waived in writing by JPE):

            (a) All terms, covenants and conditions of this Agreement and the Related Agreements to be complied with or performed by Buyer prior to or on the Closing Date shall have been fully complied with and performed by Buyer, including Buyer's timely taking of all actions and delivery of all documents required to be taken and delivered by it under this Agreement and the Related Agreements.

            (b) The representations, warranties, disclosures and statements of Buyer contained in this Agreement and the Related Agreements shall be true and complete as of the date of this Agreement and on the Closing Date.

            (c) Buyer shall have furnished to JPE an opinion of Honigman Miller Schwartz and Cohn dated the Closing Date, in form of Exhibit E to this Agreement.

            (d) The Board of Directors of JPE shall have received the analysis prepared by and the "fairness opinion" of Roney & Co. to the effect that, as of the Closing Date (based upon and subject to the factors and assumptions set forth therein) the Transaction is fair from a financial point of view to the Shareholders (the "Fairness Opinion").

            (e) Buyer shall provide JPE evidence that upon Closing financing is available to the JPE Companies in an amount no less than $51.6 million; provided, however, that such financing may be subject to the satisfaction of the conditions precedent in Sections 11.1 above and 11.3 below and those conditions precedent required by such lenders.

            11.3 Mutual Conditions Precedent. Each party's obligations under this Agreement are subject to the satisfaction at, or prior to, the Closing Date of the following mutual conditions precedent (the fulfillment of which may be waived in writing by the parties):

            (a) No litigation or administrative proceeding or other civil or criminal proceedings shall have been commenced or threatened to challenge the right of any party to consummate the Transaction contemplated under this Agreement and the Related Agreements.

            (b) The terms of this Agreement and the Transaction shall be approved by the Bankruptcy Courts pursuant to binding Confirmation Orders to the extent required to consummate the Transaction under applicable Law.

            (c) The Exhibits and the Schedules to this Agreement not attached to this Agreement upon its execution by the parties shall be delivered prior to the Closing Date in a form approved by the Buyer and JPE, which approval shall not be unreasonably withheld.

        12. Default; Termination of Agreement.

            12.1 Termination. This Agreement may be terminated at any time before the Closing as follows:

            (a) At the election of Buyer, by notice to JPE at any time if any of Buyer's conditions precedent to Closing, as specified in Section 11.1 or 11.3 above, has not been satisfied as of the Closing Date or has at any time become incapable of being satisfied by the Closing Date.

            (b) At the election of JPE, by notice to Buyer, if any of JPE's conditions precedent to Closing, as specified in Section 11.2 or 11.3 above, has not been satisfied as of the Closing Date or has at any time become incapable of being satisfied by the Closing Date.

            (c) At the election of JPE, by notice to Buyer, if JPE has entered into an agreement or commitment to engage in an Alternative Acquisition in accordance with Section 12.5 below as evidenced by the execution of a definitive agreement with respect thereto.

            (d) If this Agreement terminates in accordance with this Section 12.1, it shall be null and void and have no further force or effect; provided, however, that Sections 12.2, 12.3 and 13.10 below shall remain fully binding. The parties' rights under this Section 12.1 are cumulative and are in addition to the other rights and remedies available to them under Sections 12.2, 12.3,
12.4 and 12.5 below, any other provision of this Agreement, the Related Agreements and any other agreement or applicable Law.

            12.2 Good Faith Costs. If Buyer terminates this Agreement pursuant to Section 12.1(a) above due to the failure of the satisfaction of one or more conditions precedent under Section 11.1 (other than Section 11.1(i) above) or
Section 11.3(c) above and JPE has failed to satisfy such condition precedent within five (5) days after delivery by Buyer to JPE of notice of the lack of satisfaction of such condition precedent, Buyer shall be entitled to payment from the JPE Companies (or their successors and assigns) of its out-of-pocket costs and expenses incurred in connection with proceeding with this Transaction (including Fees and Expenses and costs involved in Buyer's Due Diligence Investigation, and the entering, performing and executing this Agreement) beginning on February 18, 1999; provided, however, that Buyer shall not be entitled to such costs in excess of $300,000. Buyer's rights under this Section
12.2 are cumulative and are in addition to the other rights and remedies available to it under Section 12.1 above and Sections 12.3 and 12.4 below, any other provision of this Agreement and the Related Agreements, and any other agreement or applicable Law.

            12.3 Break-Up Fee. If, under any circumstance other than the failure of Buyer to fulfill the conditions precedent under Section 11.2 above, the Transaction contemplated by this Agreement is not consummated and JPE or its shareholders enters into an agreement or commitment to engage in an Alternative Acquisition on or prior to the one year anniversary of this Agreement which is thereafter consummated, the JPE Companies (or their successors) shall pay Buyer a fee of $500,000.00, less 50% of any costs paid to Buyer pursuant to Section
12.2 above. Buyer's rights under this Section 12.3 are cumulative and are in addition to the rights and remedies available to it under Sections 12.1, and
12.2 above, Section 12.4 below, any other provision of this Agreement and the Related Agreements, and any other agreement or applicable Law.

            12.4 Equitable Remedies. The obligations of Buyer, on the one hand, and JPE, on the other hand, under this Agreement are of a special and unique character and the failure to

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

perform such obligations under this Agreement by Buyer, on the one hand, or JPE, on the other hand, shall cause irreparable injury to the other party, the amount of which would be extremely difficult, if not impossible, to estimate or determine and which may not be adequately compensable by monetary damages alone. Therefore, any injured party shall be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction, including specific performance, restraining any violation or threatened violation of any term of this Agreement or any Related Agreement, or requiring compliance with or performance of any obligations under this Agreement, or requiring compliance with or performance of any obligations under this Agreement or such Related Agreement, by the violating party or parties, or such other persons as a court of competent jurisdiction may order. The parties' rights under this Section 12.4 are cumulative and are in addition to the rights and remedies otherwise available to them under Sections 12.1, 12.2 and 12.3 above and Section 12.5 below, any other provision of this Agreement and the Related Agreements, and any other agreement or applicable Law.

            12.5 No Shop. For a period beginning with the date of this Agreement and ending on the Closing Date, no JPE Company shall (and each JPE Company shall prohibit its respective representatives, officers, directors, employees, attorneys or agents from), directly or indirectly, initiate, solicit, encourage, participate in, negotiate, or provide any information to any person or entity concerning, or taking any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to constitute an Alternative Acquisition or any inquiry with respect thereto. Notwithstanding the foregoing, JPE may provide access and furnish information concerning its businesses, Properties or Assets to any corporation, partnership, person or other entity or group pursuant to an appropriate confidentiality agreement, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Alternative Acquisition (a) if such entity or group has submitted a bona fide written proposal for an Alternative Acquisition to the Board of Directors of JPE relating to any such transaction and (b) if, in the good faith determination of the Board of Directors of JPE, the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties under applicable Law, after consultation with Dykema Gossett PLLC. Each JPE Company shall promptly notify Buyer of any inquiry or proposal for an Alternative Acquisition (including, without limitation, the terms and conditions thereof and the identity of the person making it) and will provide Buyer with a copy of any written proposal for an Alternative Acquisition. Notwithstanding the foregoing, nothing in this Section 12.5 shall be construed to limit the obligations of Starboard or Plastic Trim in connection with its respective pending bankruptcy proceeding. Any violation of this Section 12.5 by any JPE Company shall entitle Buyer to damages and remedies under Sections 12.2, 12.3 and 12.4 above in addition to any other rights and remedies available to Buyer under this Agreement and the Related Agreements, and any other agreement or applicable Law.

        13. Miscellaneous.

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

            13.1 Notices. Any notice required or permitted to be given under this Agreement must be sent by (a) recognized overnight courier (such as Airborne or Federal Express), (b) by certified or registered mail, postage prepaid or (c) by facsimile, with confirmation of transmission by the sender's machine, followed by further notice under (a) or (b) above the following business day, as follows:

                 (a)   to Buyer:             ASC Holdings LLC
                                             One Heritage Place
                                             Suite 400
                                             Southgate, MI  48195
                                             Attn: David Treadwell
                                             Facsimile:  (734) 285-6702

                        and to:              Kojaian Holdings LLC
                                             1400 N. Woodward Ave., Suite 250
                                             Bloomfield Hills, MI  48304
                                             Attn:  C. Michael Kojaian
                                             Facsimile:  (248) 644-7620

                        with a copy to:      ASC Holdings LLC
                                             One Heritage Place
                                             Suite 400
                                             Southgate, MI  48195
                                             Attn: Steven J. Morello
                                             Facsimile:  (734) 285-6702

                        and to: Honigman Miller Schwartz and Cohn 2290 First National Building
                                             Detroit, MI  48226
                                             Attn:  G. Scott Romney
                                             Facsimile: (313) 465-8000

                 (b)    to JPE:              JPE, Inc.
                                             775 Technology Drive
                                             Suite 200
                                             Ann Arbor, MI  48108
                                             Attn:  Richard Chrysler
                                             Facsimile:  (734) 662-0133

                        with a copy to:      Dykema Gossett  PLLC
                                             400 Renaissance Center
                                             Detroit, MI  48243

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

                                             Attn:  Barbara Kaye
                                             Facsimile:  (313) 568-6915

Notice shall be considered given (i) the next business day upon sending by a recognized overnight carrier, (ii) three business days after deposit with certified or registered mail or (iii) the next business day upon transmission by facsimile.

Addresses for notices may be changed by notice given pursuant to this Section 13.1.

            13.2 No Waiver. No waiver of any breach of any provision of this Agreement or a Related Agreement shall be deemed a waiver of any preceding or succeeding breach or of any other provision of this Agreement or a Related Agreement. No extension of time for performance of any obligations or acts under this Agreement or a Related Agreement shall be deemed an extension of the time for performance of any other obligations or acts under this Agreement or a Related Agreement.

            13.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns; provided that
(a) JPE shall not assign (including by operation of law) this Agreement, any Related Agreement or any rights under this Agreement or any Related Agreement to any other person and (b) each of ASC and Kojaian shall have the right to assign (including by operation of law) this Agreement and the Related Agreements only to (i) any direct or indirect wholly-owned subsidiary of ASC or Kojaian (as applicable), (ii) to any entity wholly owned by the ASC Owners or Kojaian Owners (as applicable), (iii) individually to the ASC Owners and Kojaian Owners (as applicable) or (iv) any combination of clauses (i) - (iii).

            13.4 Severability. The provisions of this Agreement shall be deemed severable, and if any provision or part of this Agreement is held illegal, void or invalid under applicable Law, such provision or part may be construed or deemed changed by a court of competent jurisdiction to the extent reasonably necessary to make the provision or part, as so construed or changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

            13.5 Entire Agreement; Amendment. This Agreement and the Related Agreements, including the Schedules and the Exhibits to this Agreement and the Related Agreements, contain the entire agreement of the parties with respect to the purchase and sale of the Shares and the remainder of the other Transaction, and no representations made by any party may be relied on unless set forth in this Agreement or the Related Agreements (including the Exhibits and Schedules to this Agreement and the Related Agreements). This Agreement may be altered or amended only by an instrument in writing, duly executed by ASC, Kojaian and JPE.


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

This Agreement and the Related Agreements supercede and render null and void the Letter of Intent.

            13.6 Cost of Litigation. If any party breaches this Agreement or any Related Agreement and if counsel is employed to enforce this Agreement or a Related Agreement, the successful party shall be entitled to Fees and Costs associated with such enforcement.

            13.7 Interpretation. This Agreement and the Related Agreements are being entered into among competent and experienced business persons, represented by counsel, and have been reviewed by the parties and their counsel. Therefore, any ambiguous language in this Agreement or any Related Agreement shall not necessarily be construed against any particular party as the drafter of such language.

            13.8 Counterparts. This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise), each of which when so executed shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.

            13.9 Applicable Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan without regard to principles of conflicts of law. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Circuit Court for the County of Washtenaw shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and the Related Agreements and that all litigation arising out of or relating to this Agreement and the Related Agreements shall be commenced in the United States District Court for the Eastern District of Michigan or in the Washtenaw County Circuit Court.

            13.10 Expenses. Except as otherwise provided in this Agreement or the Related Agreements, each party shall bear its own expenses in connection with the Transaction, including costs and expenses of its or his respective attorneys, accountants, consultants and other professionals.

            13.11 Further Assurances. If at any time after the execution of this Agreement, Buyer or JPE reasonably considers or is advised that any further actions, assignments or assurances on its or his part are necessary or desirable to carry out the intent and accomplish the purposes of this Agreement and the Related Agreements, it shall, at its own expense, take such actions, execute and make all such assignments and assurances and do all things necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement and the Related Agreements.

        14. Transaction Fee. In addition to all other rights and remedies afforded to Buyer, in the event the Final Actual EBITDA fails to exceed $34.3 million (subject to the equitable


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

adjustments set forth in Section 3.2(c) above), JPE shall pay a fee to Buyer, equal to fifty percent (50%) of the difference between $34.3 million minus the Final Actual EBITDA; provided, however, that such fee shall in no event exceed $1,150,000.

        15. Post-Closing Covenants. Until the third anniversary of the Closing Date, (a) JPE shall maintain the existing provisions of its Articles of Incorporation and Bylaws regarding the indemnification of the directors and officers of JPE and (b) JPE shall obtain and maintain directors' and officers' liability insurance covering past and current officers and directors in accordance with Schedule 15 to this Agreement.

(SIGNATURES ON THE FOLLOWING PAGES)


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


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth in the introductory paragraph of this Agreement.


                                ASC HOLDINGS LLC.,
                                a Michigan limited liability company


                                By:  /s/ David L. Treadwell
                                    --------------------------------------------
                                    Name:  David L. Treadwell
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                    --------------------------------------------

                                KOJAIAN HOLDINGS LLC.,
                                a Michigan limited liability company


                                By:  /s/ David L. Treadwell
                                    --------------------------------------------
                                       Name:  David L. Treadwell
                                             -----------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                JPE, INC.,
                                a Michigan corporation


                                By: /s/ Richard R. Chrysler
                                    --------------------------------------------
                                       Name:  Richard R. Chrysler
                                             -----------------------------------
                                       Title: President
                                             -----------------------------------


(SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                      /s/ Richard R. Chrysler
                                     -------------------------------------------
                                     Richard Chrysler,
                                     for the sole purpose of agreeing to fully
                                     cooperate with the JPE Companies in
                                     connection with Sections 6.2(e) and 11.1(g)
                                     above.

                                      /s/ Richard Eidswick
                                     -------------------------------------------
                                     Richard Eidswick,
                                     for the sole purpose of agreeing to fully
                                     cooperate with the JPE Companies in
                                     connection with Sections 6.2(e) and 11.1(g)
                                     above.



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